Exhibit 10.3

PURCHASE AND SALE AGREEMENT BETWEEN PACIFIC EIH SACRAMENTO LLC, a Delaware limited liability company AS SELLER, and KBS CAPITAL ADVISORS LLC, a Delaware limited liability company AS BUYER

TABLE OF CONTENTS

1.	Purchase and Sale		1
2.	Purchase Price; Deposit; Escrow		2
3.	Buyer's Investigation		3
	3.1	Scope of Investigation	3
	3.2	Entry; Insurance; Indemnity	5
	3.3	Title Matter; Buyer's Objections; Seller's Right to Cure	6
	3.4	Buyer's Right to Terminate	8
	3.5	Certain Miscellaneous Agreements	8
4.	As-Is Sale; Release and Indemnity		9
	4.1	As-Is Sale	9
	4.2	Release and Indemnity	10
	4.3	Representations and Warranties of Seller	11
	4.4	Seller's Knowledge	13
	4.5	Survival of Limitations on Seller's Representations and Warranties	13
	4.6	Representations and Warranties of Buyer	14
	4.7	Survival of Buyer's Representations and Warranties	14
5.	Interim Operation of the Property		15
	5.1	Before Expiration of the Investigation Period	15
	5.2	After Expiration of the Investigation Period	16
	5.3	Certain Leasing Transactions	16
	5.4	No Other Agreements or Encumbrances	17
	5.5	SNDAs	17
	5.6	Operation and Maintenance of the Property	17
6.	Conditions to Closing		17
	6.1	Conditions to Buyer's Obligations to Close	17
	6.2	Conditions to Seller's Obligations to Close	19
7.	Closing and Transfer of Title		20
	7.1	Closing Date	20

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	7.2	Seller's Deliveries	20
	7.3	Buyer's Deliveries	22
	7.4	Possession of the Property	22
8.	Proations and Adjustments		22
	8.1	General	22
	8.2	Post Closing Reconciliation	25
	8.3	Survival	26
9.	Risk of Loss and Insurance Proceeds		27
	9.1	Minor Loss	27
	9.2	Major Loss	27
10.	Default		28
11.	Expenses		29
12.	Brokers		30
13.	Assignment		30
14.	Notices		31
15.	Miscellaneous		32
	15.1	Attorneys' Fees	32
	15.2	Gender	33
	15.3	Captions	33
	15.4	Construction	33
	15.5	Business Days; Deadlines	33
	15.6	Entire Agreement	33
	15.7	Recording	34
	15.8	No Continuance	34
	15.9	Time of Essence	34
	15.10	Original Document	34
	15.11	Governing Law	34
	15.12	Acceptance of Offer	34
	15.13	Confidentiality	34
	15.14	Amendment	36

15.15	Waiver	36

LIST OF SCHEDULES
1.1    Description of the Land
3.1(i)    3-14 Audit Documents
3.5    Certain Miscellaneous Agreements
4.3(g)    List of Leases and Amendments
5.3    Certain Leases Under Which Seller Will Pay Leasing Costs

LIST OF EXHIBITS

Exhibit A	— Estoppel Certificate

Exhibit B	— Grant Deed

Exhibit C	— Bill of Sale

Exhibit D	— Assignment and Assumption of Leases

Exhibit E	— Assignment and Assumption of Miscellaneous Agreements

Exhibit F	— Assignment and Assumption of Permits, Intangible Property and Warranties

Exhibit G	— Seller’s Closing Certification

Exhibit H	— FIRPTA Affidavit

Exhibit I	— Owner’s Statement

Exhibit J	— Letter to Tenants

Exhibit K	— Notice to Vendors

Exhibit L	— Buyer’s Closing Certification

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PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated for reference purposes as of April _28_, 2016, is made by and between PACIFIC EIH SACRAMENTO LLC, a Delaware limited liability company (“Seller”), and KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Buyer”). This Agreement shall not be effective until executed by both Buyer and Seller, and the date on which this Agreement is executed by Buyer or Seller, whichever is later, as indicated on the signature page hereto, shall be referred to herein as the “Effective Date.”

1.	PURCHASE AND SALE
Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, all of the following property:
(a)    That certain real property located in the City and County of San Francisco, State of California, commonly known as 353 Sacramento Street, and more particularly described in Schedule 1.1 hereto (the “Land”);
(b)    The buildings, structures and improvements erected or located on the Land (collectively, the “Improvements,” and together with the Land, collectively, the “Premises”);
(c)    All of Seller’s right, title and interest, if any, in and to any rights and appurtenances pertaining to the Land, including minerals, oil and gas rights, air, water and development rights, roads, alleys, easements, streets and ways adjacent to the Land, rights of ingress and egress thereto, any strips and gores within or bounding the Land and in profits or rights or appurtenances pertaining to the Land (the “Appurtenant Rights”);
(d)    All of Seller’s right, title, and interest, if any, in all tangible personal property located on the Premises, including furniture, and equipment, but excluding any of the same owned by Tenants (as defined below) (the “Personal Property”);
(e)    All of Seller’s right, title, and interest in all leases in effect at the closing of the purchase and sale contemplated hereunder (the “Closing”) for portions of the Premises, any guaranties thereof (collectively, the “Leases”), and any security deposits deposited by tenants of the Property (the “Tenants”) in respect of such Leases;
(f)    All of Seller’s right, title, and interest in those agreements affecting the Property that Buyer is required to assume pursuant to Section 3.5 below, or that are the source of obligations Buyer is required to assume pursuant to Section 5.1, 5.2 or 5.3 below (collectively, the “Miscellaneous Agreements”);
(g)    All of Seller’s right, title and interest, if any, in and to all assignable permits and licenses to the extent the same pertain to the Premises (collectively, the “Permits”);
(h)    All of Seller’s right, title and interest, if any, in and to all assignable intangible property, if any, used exclusively in connection with the occupancy and operation of the Premises (the “Intangible Property”); and

(i)    All of Seller’s right, title and interest, if any, in and to all assignable warranties of any contractor, manufacturer or materialman which relate to the Improvements or the Personal Property (collectively, the “Warranties”).
The Premises, Appurtenant Rights, Personal Property, Leases, Miscellaneous Agreements, Permits, Intangible Property and Warranties are herein collectively referred to as the “Property.”

2.	PURCHASE PRICE; DEPOSIT; ESCROW
(a)    The purchase price (“Purchase Price”) for the Property shall be One Hundred Sixty-Nine Million Five Hundred Thousand and No/100 Dollars ($169,500,000.00), subject to adjustment as provided in Section 8 below, and shall be paid as set forth in subparagraphs (b), (c) and (d) below.
(b)    Within one (1) business day following the Effective Date, Buyer shall deposit in escrow with Chicago Title Insurance Company, 455 Market Street, Suite 2100, San Francisco, CA 94105 Attention: Terina Kung (the “Escrow Holder”), as an initial deposit hereunder, the sum of One Million and No/100 Dollars ($1,000,000.00) (the “Initial Deposit”), together with an additional sum of One Hundred Dollars ($100.00) (the “Earnest Money”). The Earnest Money (but not the Initial Deposit) shall be non-refundable under all circumstances and shall be fully earned by Seller upon execution of this Agreement by Buyer and Seller as consideration for Seller entering into this Agreement and affording Buyer the opportunity to conduct its due diligence investigations hereunder. The Earnest Money shall be released by Escrow Holder to Seller immediately upon delivery of the Earnest Money to Escrow Holder, and Escrow Holder shall hold the Initial Deposit pursuant to the terms of this Agreement. If Buyer timely delivers an Approval Notice (as defined below) prior to the expiration of the Investigation Period (as defined below) pursuant to Section 3.4 below, within one (1) business day following the expiration of the Investigation Period, Buyer shall deposit with Escrow Holder, as an additional deposit hereunder, an additional sum of Seven Million and No/100 Dollars ($7,000,000.00) (the “Additional Deposit”). The Initial Deposit the Additional Deposit, and, if applicable, the Extension Deposit (as defined in Section 7.1 below), together with all interest accrued thereon, are referred to herein as the “Deposit.” The Deposit shall at all times before the Closing be invested in an interest-bearing account approved by Buyer in writing. Buyer shall provide Escrow Holder with its taxpayer identification number, and all interest earned on the Deposit shall be reported to the appropriate tax authorities using Buyer’s taxpayer identification number. At the Closing, the Earnest Money and the Deposit shall be applied to the Purchase Price. If Buyer timely delivers an Approval Notice pursuant to Section 3.4 below prior to the expiration of the Investigation Period, upon the expiration of the Investigation Period, the Deposit shall become non-refundable (except as otherwise expressly set forth herein).
(c)    The balance of the Purchase Price, subject to adjustment for any prorations and credits provided hereunder, shall be deposited with Escrow Holder by Buyer on the day of the Closing by wire transfer of immediately available funds, in sufficient time for the Closing to occur and the disbursement of funds to Seller pursuant to the terms hereof to be completed no later than 10:00 a.m. Pacific Time on the day of the Closing.

(d)    Within two (2) business days following the Effective Date, Seller shall deliver a copy of this Agreement to Escrow Holder. This Agreement shall serve as the initial escrow instructions. Counsel for Buyer and Seller are hereby authorized to execute any further escrow instructions necessary or desirable, and consistent with the terms hereof, in connection with the escrow established for this transaction by Escrow Holder (the “Escrow”). Escrow Holder shall be the “Reporting Person” pursuant to Internal Revenue Code Section 6045(e) with respect to the transaction contemplated by this Agreement.

3.	BUYER’S INVESTIGATION

3.1	Scope of Investigation
Buyer shall have the period which commenced on April 11, 2016, and which will end on May 10, 2016 (the “Investigation Period”) to review and approve all matters relating to the Property, including the following matters:
(a)    All matters relating to title to the Property, including (i) matters disclosed by that certain preliminary title report dated March 18, 2016, or by any underlying exception document referred to therein (the “Title Company”) under Title Order No. FWPN-TO16000355-JM, and a copy of which has been provided to Buyer, or disclosed by any updates thereof or supplements thereto, and (ii) matters disclosed by any survey of the Property. Seller shall provide Buyer with a copy of that certain survey dated April 15, 2011, and prepared by Isakson & Associates Inc. under Job No. 201111, without representation or warranty of any kind with respect thereto. At Buyer’s option and Buyer’s sole expense, Buyer may coordinate all title matters directly with John Premac of Chicago Title Insurance Company, 4041 MacArthur Blvd. #400, Newport Beach, CA 92660; Telephone: (949) 724-3111 (“Buyer’s Title Representative”) in which case Seller’s representative at the Title Company and Buyer’s Title Representative shall enter into a sharing arrangement pursuant to which they shall share all title insurance premiums payable in connection with the issuance of the Title Policy (as defined below). Buyer may obtain, at Buyer’s sole cost and expense, an updated ALTA survey of the Property, in form sufficient to satisfy the requirements of the Title Company for the issuance of an ALTA owner’s policy of title insurance, and a copy of which, as well as copies of any updates thereof or supplements thereto, shall be provided by Buyer to Seller promptly upon Buyer’s receipt thereof.
(b)    All matters relating to any governmental and other legal requirements relating to the Property, such as taxes, assessments, zoning, use permit requirements and building codes, including any certificates of occupancy, other governmental permits and plans and specifications for the Property. Notwithstanding any provisions of this Agreement to the contrary, Buyer shall not file or cause to be filed any application or make any request (other than inquiries of the public records) with any governmental or quasi-governmental agency which would or could lead to a hearing before any governmental or quasi-governmental agency or which would or could lead to a notice of violation of law or municipal ordinance, order or requirement imposed by such an agency, at the Property or any change in zoning, parcelization, licenses, permits or other entitlements or any investigation or restriction on the use of the Property, or any part thereof.
(c)    The physical condition of the Property, including the interiors, exteriors, structures, pavements, utilities, and all other physical and functional aspects of the Property, and including an investigation as to the presence of Hazardous Materials (as defined in Section 4.1(b) below) at, on or under the Property and the compliance of the Property with all Hazardous Materials Laws (as defined in Section 4.1(b) below).
(d)    Any easements and/or access rights affecting the Property.
(e)    To the extent in Seller’s possession or reasonable control, copies of the following written materials relating to the Property shall be delivered to Buyer within two (2) business days after the Effective Date, to the extent not previously delivered to Buyer prior to the Effective Date:
(i)    Bills for property taxes and assessments for the 2014‑2015 and 2015‑2016 tax years;
(ii)    Any property condition reports or assessments prepared by third party consultants with respect to the Property;
(iii)    Reports, studies, assessments and investigations related to the presence of Hazardous Materials (as defined in Section 4.1(b) below) at, on or under the Property and the compliance of the Property with all Hazardous Materials Laws (as defined in Section 4.1(b) below);
(iv)    The Leases, any other leases and occupancy agreements affecting the Property and all amendments thereto;
(v)    Profit and loss operating statements for the Property for the 2014, 2015 and 2016 year to date) calendar years; and
(vi)    Any maintenance and repair contracts and service or supply contracts affecting the Property (excluding the property management contract).
(f)    To the extent in the possession of Seller or its property manager, the following written materials relating to the Property, originals or true copies of which shall be made available at the Property or in an electronic data room, within two (2) business days after the Effective Date:
(i)    Plans and specifications for the Property;
(ii)    Certificates of occupancy;
(iii)    The correspondence files for all Tenants;
(iv)    All written agreements entered into by Seller with third parties affecting the Property which are not provided to Buyer pursuant to Section 3.1(a) above or encompassed within any of the other subparagraphs of Section 3.1(e) or this Section 3.1(f) (excluding the property management contract and any proprietary matters, such as tax returns, financial projections, loan documents, appraisals, documents related to the transaction pursuant to which Seller purchased the Property, and documents related to negotiations with Buyer or any other potential purchasers of the Property).

(g)    All matters relating to the feasibility of Buyer’s proposed ownership of the Property.
(h)    Natural hazards disclosure statements for the Property, as required under California law, to be delivered to Buyer within fifteen (15) days after the Effective Date. The natural hazards disclosure statements shall be based on a report or reports of a licensed engineer, land surveyor, geologist, or expert in natural hazard discovery, which report or reports shall be attached to such natural hazards disclosure statement. Buyer acknowledges that the natural hazards disclosure statements shall be based solely on the information contained in the report or reports attached thereto, and Seller shall have no liability for any inaccuracy in such reports, except to the extent that Seller has actual knowledge of the inaccuracy at the time the corresponding natural hazards disclosure statement is signed by Seller.
(i)    Buyer has informed Seller that Buyer is required by law to complete with respect to certain matters relating to the Property an audit commonly known as a “3-14” Audit (“Buyer’s 3-14 Audit”). In connection with the performance of Buyer’s 3-14 Audit, Seller shall during the Investigation Period deliver to Buyer, concurrently with the delivery of the other due diligence materials contemplated by this Section 3.1, (i) the documents which are described on Schedule 3.1(i) attached hereto, to the extent in existence and in Seller’s possession (collectively, the “Buyer’s 3-14 Audit Documents”), and (ii) provide to Buyer in written form, answers to such questions relating to the Property and/or the Buyer’s 3‑14 Audit Documents as Buyer or its auditors may reasonably request, to the extent such information is in existence and in Seller’s possession. Seller’s answers to the questions pursuant to sub-clause (ii) above shall not constitute representations and warranties of Seller and Seller shall have no liability to Buyer or its auditors with respect thereto. Buyer’s completion of Buyer’s 3-14 Audit shall not be a condition precedent to Buyer’s obligation to consummate the transaction contemplated by this Agreement and Buyer shall satisfy itself with regard to Buyer’s 3-14 Audit prior to the expiration of the Investigation Period.

3.2	Entry; Insurance; Indemnity
(a)    Pursuant to that certain Access Agreement (the “Access Agreement”) dated April 12, 2016, by Seller and Buyer, Buyer shall have the right, in compliance with the requirements of the Access Agreement and this Section 3.2, to enter on any portion of the Premises for the limited purpose of conducting “Inspections” (as defined in the Access Agreement). Buyer shall conduct such entries and any Inspections in connection therewith so as to minimize disruption at the Property or interference with Seller’s business or with Tenants and otherwise in a manner reasonably acceptable to Seller.
(b)    Buyer’s indemnification of Seller pursuant to Section 12 of the Access Agreement shall extend to the partners, members, trustees, shareholders, directors and officers of Seller, any party owning a direct or indirect interest in Seller, the affiliates of Seller, and the partners, members, trustees, shareholders, directors, officers, employees and agents of each of the foregoing parties (such parties are referred to collectively with Seller as the “Seller-Related Parties”).

3.3	Title Matters; Buyer’s Objections; Seller’s Right to Cure
(a)    Disapproved Matters.
(i)    For the period commencing on the Effective Date and ending on May 2, 2016 (the “Title Review Period”) Buyer shall have the right, by written notice to Seller (a “Disapproval Notice”), to disapprove any matter relating to title of the Property.
(ii)    If any material matter relating to title of the Property first arises after the expiration of the Title Review Period, and is not created or caused by Buyer (a “Subsequent Title Matter”), then Buyer shall have the right to disapprove such matter by delivering a Disapproval Notice to Seller within five (5) days after Buyer first becomes aware of such matter.
(iii)    All matters relating to title to the Property to which Buyer objects pursuant to Section 3.3(a)(i) or 3.3(a)(ii) above shall be referred to as “Disapproved Matters.” All matters relating to title to the Property which are not either Disapproved Matters or matters which Seller is obligated to cure pursuant to Section 3.3(b) below shall be deemed approved by Buyer.
(b)    Seller’s Right to Undertake Curative Action. Within four (4) business days after Seller’s receipt of a Disapproval Notice (including any Disapproval Notice given pursuant to 3.3(a)(ii) above with respect to a Subsequent Title Matter), Seller may give written notice to Buyer (a “Cure Notice”) of (i) any Disapproved Matters set forth in such Disapproval Notice with respect to which Seller is willing to undertake any curative action before the Closing, and (ii) the nature of each such curative action that Seller is willing to undertake (individually and collectively, “Curative Action”). Except as expressly set forth in any Cure Notice, Seller shall be deemed to have elected not to undertake any Curative Action with respect to any Disapproved Matters. If (1) the Curative Action set forth by Seller in any Cure Notice consists of anything less than the complete and unconditional cure of all Disapproved Matters set forth in the Disapproval Notice to which such Cure Notice relates, or (2) Seller does not reply to a Disapproval Notice within four (4) business days after Seller’s receipt thereof, then Buyer may terminate this Agreement by giving written notice to Seller no later than 5:00 p.m. California time on the second (2nd) business day after receipt of such Cure Notice or the expiration of such four (4) business day period without reply from Seller, as the case may be. If Buyer so elects to terminate this Agreement, then the Deposit shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder except as expressly provided herein. If Buyer does not so elect to terminate this Agreement, then Buyer shall be deemed to have waived its disapproval of all Disapproved Matters set forth in such Disapproval Notice except to the extent of Seller’s agreement pursuant to the Cure Notice to undertake Curative Action with respect thereto. Unless Buyer terminates this Agreement pursuant to the foregoing, if Seller gives Buyer one or more Cure Notices, then (A) Seller shall use commercially reasonable efforts to complete the Curative Action set forth therein on or before the Closing Date, and (B) it shall be a condition to Buyer’s obligation to purchase the Property hereunder, but not a covenant of Seller, that all Curative Action shall actually be performed on or before the Closing Date. Notwithstanding the foregoing or anything else contained herein, and whether or not included in Buyer’s Disapproval Notice or Seller’s Cure Notice, Seller shall remove at or before the Closing (x) the liens of any deeds of trust, mortgages or security interests voluntarily created by Seller against the Property, and (y) any other monetary liens or obligations voluntarily created by Seller (other than current taxes and other assessments not yet delinquent and current and future installments payable on assessment bonds); it being understood and agreed that Seller shall in no event be deemed to have voluntarily created (nor shall Seller be required to remove) any monetary lien caused or created by Buyer or any Tenant. Notwithstanding the foregoing, if (i) a mechanics’ lien or liens are filed against the Property by a subcontractor or contractor arising out of work contracted for by any Tenant(s), (ii) the amounts of such liens in aggregate exceeds Two Hundred Fifty Thousand Dollars ($250,000), and (iii) Seller elects not to cause the Title Company to insure over such liens for the benefit of Buyer, then Buyer shall have the right to terminate this Agreement by written notice to Seller given within two (2) business days after the first to occur of: (x) Buyer’s receipt of Seller’s written notice that Seller is not electing to cause the Title Company to insure over such liens (and Seller shall have no obligation to do so), or (y) the expiration of the four (4) business day period for Seller to give a Cure Notice with respect thereto without Seller giving such a Cure Notice. If Buyer timely exercises its right to terminate this Agreement pursuant to the preceding sentence, the Deposit shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder except as expressly provided herein.
(c)    Extension of Closing Date. If any situation described in Section 3.3(a)(ii) above occurs, and the respective time periods afforded Buyer and Seller to make any elections and give notices with respect thereto as permitted under Sections 3.3(a) and (b) will extend beyond the fifth (5th) day before the Closing Date, then the Closing Date shall be postponed until five (5) days after the disposition of such matter is determined in accordance with the provisions of this Section 3.3.
(d)    Agreement of Title Company to Insure Over Disapproved Matters. Notwithstanding Seller’s unwillingness to agree to completely and unconditionally cure any Disapproved Matter, Buyer may obtain the agreement of the Title Company to omit such Disapproved Matter from the schedule of exceptions to the Title Policy (as defined in Section 6.1 below) or to affirmatively insure over such Disapproved Matter by endorsement to the Title Policy. Any agreement of the Title Company to so omit or insure shall be a matter solely between Buyer and the Title Company, and the same shall not be condition to Closing, except to the extent the Title Company’s agreement to so omit or insure is based upon Seller’s agreement pursuant to the Cure Notice to undertake Curative Action with respect to such Disapproved Matter and Seller fails to undertake such Curative Action prior to the Closing. Further, with regard to Seller’s obligation to convey title to the Property, any Disapproved Matter which Seller has not agreed to completely and unconditionally cure shall be a Permitted Exception (as defined in subparagraph (e) below) to the Deed (as defined in Section 7.2(a) below) notwithstanding the Title Company’s agreement to omit such Disapproved Matter from the Title Policy or to affirmatively insure against such Disapproved Matter by endorsement to the Title Policy, and Buyer shall only seek recourse against the Title Company, and not Seller, with respect to any such Disapproved Matter.
(e)    Permitted Exceptions. The Deed shall be subject to the following matters (the “Permitted Exceptions”):
(i)    general real estate taxes not yet due and payable as of the date of Closing;

(ii)    the Leases;
(iii)    the Miscellaneous Agreements (provided that the same shall not be reflected as exceptions to the recorded Deed);
(iv)    all title matters relating to the Property, other than Disapproved Matters, that are (1) discoverable by means of an accurate survey or inspection of the Property or by making inquiry of persons in possession, or (2) disclosed to Buyer in writing before the Closing;
(v)    all Disapproved Matters Seller has not completely and unconditionally agreed to cure, except to the extent, if any, Seller has agreed to undertake Curative Action pursuant to a Cure Notice; and
(vi)    all other exceptions created or agreed to by Buyer.

3.4	Buyer’s Right to Terminate
Buyer shall have the right to terminate this Agreement by delivering to Seller, not later than 5:00 p.m. California time on the last day of the Investigation Period, written notice that Buyer elects to terminate this Agreement. Buyer may elect to terminate this Agreement pursuant to this Section 3.4 for any reason based on Buyer’s sole judgment, or for no reason at all. In the event Buyer terminates (or is deemed to have terminated) this Agreement pursuant to this Section 3.4 or pursuant to any provision of Section 3.3, the Initial Deposit, together with all interest earned thereon, shall be returned promptly to Buyer and, except for any provisions of this Agreement which expressly state that they shall survive the termination of this Agreement, this Agreement shall be terminated and canceled in all respects and neither Buyer nor Seller will have any further rights or obligations hereunder. If Buyer does not duly terminate this Agreement in accordance with this Section 3.4 and determines to proceed with the purchase of the Property, then Buyer shall, before the end of the Investigation Period, so notify Seller in writing (an “Approval Notice”) in which event this Agreement shall remain in full force and effect and Buyer shall have no further right to terminate this Agreement under this Section. If Buyer does not deliver a termination notice or an Approval Notice to Seller prior to the expiration of the Investigation Period as provided above, Buyer shall be deemed to have elected to terminate this Agreement pursuant to this Section 3.4.

3.5	Certain Miscellaneous Agreements
At the Closing, Seller’s rights and obligations under those agreements set forth on Schedule 3.5 attached hereto shall be assigned to and assumed by Buyer, except for any specific agreements which Buyer notifies Seller prior to the expiration of the Investigation Period that Buyer elects not to assume (“Rejected Agreements”). Seller shall terminate all property management and leasing agreements affecting the Property and all Rejected Agreements, if any, by the Closing Date. Notwithstanding anything contained herein to the contrary, Buyer hereby agrees to accept and assume all agreements set forth on Schedule 3.5 (other than property management or leasing agreements) which cannot be terminated by Seller (i) without cause, (ii) upon thirty (30) days’ (or less) notice, or (iii) without payment of a premium or penalty.

4.	AS-IS SALE; RELEASE AND INDEMNITY

4.1	As-Is Sale
(c)    Buyer acknowledges and agrees that it will have been given, before the expiration of the Investigation Period, a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer’s choosing. The closing of escrow for the purchase of the Property by Buyer shall conclusively constitute Buyer’s approval of each and every aspect of the Property, except as otherwise specifically provided herein.
(d)    Except with respect to any representations expressly made by Seller in this Agreement, Seller: (i) makes no representations or warranties concerning the Property, income derived therefrom or any matters pertaining thereto; and (ii) makes no representations or warranties with respect to the physical condition or any other aspect of the Property, including, without limitation: (A) the structural integrity of, or the quality of any labor and materials used in the construction of, any improvements on the Land; (B) the conformity of the Improvements to any plans or specifications for the Property (including any plans and specifications that may have been or which may be provided to Buyer by Seller); (C) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, including zoning or building code requirements; (D) the existence of soil instability, past soil repairs, soil additions or conditions of soil fill or susceptibility to landslides; (E) the sufficiency of any undershoring; (F) the sufficiency of any drainage; (G) whether the Land is located wholly or partially in any flood plain or flood hazard boundary or similar area; (H) the existence or non-existence of underground storage tanks; (I) any other matter affecting the stability or integrity of the Land or any buildings or improvements situated on or as part of the Improvements; (J) the availability, quality, nature, adequacy and physical condition of public utilities and services for the Property; (K) the habitability, merchantability, fitness, suitability, functionality, value or adequacy of the Property or any component or system thereof for any intended use; (L) the potential for further development of the Property; (M) the existence of vested land use, zoning or building entitlements affecting the Premises; (N) the quality, nature, adequacy and physical condition of the Property, including the structural elements, foundations, roofs, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances; (O) the quality and nature of any groundwater; (P) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property; (Q) the presence of any Hazardous Materials (as defined below) or mold or any mold-like substance on, in, under or about the Property or any nearby property; (R) the condition of title to the Property; (S) the Leases, Miscellaneous Agreements, or other agreements affecting the Property; and (T) the economics of the operation of the Property. Except with respect to any representations expressly made by Seller in this Agreement, Buyer expressly acknowledges that the Property is being sold and accepted “AS IS, WHERE IS” and is being accepted without any representation or warranty, including any representation or warranty by Seller or any agent, officer, employee or representative of Seller. Buyer agrees to make such investigations of the condition of the Property as Buyer deems adequate and shall rely solely upon its own investigation of such condition and not upon any statement of Seller except as may be expressly stated in this Agreement. As used herein, “Hazardous Materials” means any material, substance or waste designated as hazardous, toxic, radioactive, injurious or potentially injurious to human health or the environment, or as a pollutant or contaminant, or words of similar import, under any Hazardous Materials Law (as defined below), including, but not limited to, petroleum and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, mold, and chemicals which may cause cancer or reproductive toxicity. As used herein, “Hazardous Materials Law” means any federal, state or local law, statute, regulation or ordinance now or hereafter in force, as amended from time to time, pertaining to materials, substances or wastes which are injurious or potentially injurious to human health or the environment or the release, disposal or transportation of which is otherwise regulated by any agency of the federal, state or any local government with jurisdiction over the Property or any such material, substance or waste removed therefrom, or in any way pertaining to pollution or contamination of the air, soil, surface water or groundwater, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Toxic Substance Control Act (15 U.S.C. Section 2601 et seq.), the Hazardous Substance Account Act (California Health and Safety Code Section 25300 et seq.), the Hazardous Waste Control Law (California Health and Safety Code Section 25100 et seq.), the Medical Waste Management Act (California Health and Safety Code Section 25015 et seq.), and the Porter‑Cologne Water Quality Control Act (California Water Code Section 13000 et seq.).

4.2	Release and Indemnity
(a)    Without limiting the provisions of Section 4.1, effective as of the Closing Buyer on behalf of itself, any assignee of Buyer pursuant to Section 13 hereof, the owners of any direct or indirect interest in Buyer or such assignee, and any officers, directors, trustees or managers of any of the foregoing (collectively, the “Releasing Parties”), waives any right of the Releasing Parties to recover from the Seller-Related Parties, and forever releases, covenants not to sue and discharges the Seller-Related Parties from, any and all damages, demands, claims, losses, liabilities, penalties, fines, liens, judgments, costs or expenses whatsoever, including reasonable attorneys’ fees and costs, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the physical condition of the Property, including, but not limited to, the presence of any Hazardous Materials on, in, under or about the Property, (i) except for any liability of Seller for any breach of any representation or warranty set forth in Section 4.3 below, which liability shall survive the Closing only for the Survival Period (as defined in Section 4.5 below) and shall be subject to the limitation on liability set forth in Section 4.5 below, and (ii) except with respect to Seller’s fraud, which liability shall survive the Closing for the applicable statute of limitations and shall not be subject to the limitation on liability set forth in Section 4.5 below.
(b)    The release set forth in Section 4.2(a) above includes claims, liabilities and other matters of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s willingness to enter into the release of the Seller-Related Parties set forth in Section 4.2(a). In this connection and to the fullest extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the release set forth in Section 4.2(a) has been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit the Seller-Related Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses, (i) except for any liability of Seller for any breach of any representation or warranty set forth in Section 4.3 below, which liability shall survive the Closing only for the Survival Period and shall be subject to the limitation on liability set forth in Section 4.5 below, and (ii) except with respect to Seller’s fraud, which liability shall survive the Closing for the applicable statute of limitations and shall be not subject to the limitation on liability set forth in Section 4.5 below. Buyer further represents and warrants that it has the authority to bind the Releasing Parties to the terms of this Section 4.2. In connection with the release set forth in Section 4.2(a) above, Buyer expressly waives the benefits of Section 1542 of the California Civil Code which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
(c)    The provisions of this Section 4.2 shall survive the Closing.

4.3	Representations and Warranties of Seller
Seller represents and warrants to Buyer as follows:
(a)    Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware, and qualified to transact business and in good standing in the State of California.
(b)    Seller has the power and authority to enter into this Agreement and convey the Property to Buyer and to execute and deliver the other documents referred to herein and to perform hereunder and thereunder on behalf of Seller. This Agreement has been duly authorized, executed and delivered by Seller.
(c)    Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, nor the compliance with the terms and conditions hereof will violate, in any material respect, any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which Seller is subject.
(d)    Seller is not required to obtain the consent or approval of any government agency, department or other government body to enter into this Agreement or if required, any such required consents or approvals have been obtained.

(e)    There are no general assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, existing, pending or, to Seller’s knowledge, threatened against Seller.
(f)    Seller is not a Prohibited Person. As used herein, “Prohibited Person” means an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC (i.e., so-called “Specially Designated Nationals” and “Blocked Persons”) or otherwise.
(g)    To Seller’s knowledge, the only Leases affecting the Property as of the Effective Date are set forth in the list of leases and amendments attached hereto as Schedule 4.3(g). To Seller’s knowledge, the copies of Leases to be made available to Buyer for its review pursuant to Section 3.1(e)(iv) above, shall be true, correct and complete.
(h)    To Seller’s knowledge, the reports, studies, assessments, investigations and other materials to be made available to Buyer for its review pursuant to Section 3.1(e)(iii) above, shall constitute all written reports prepared by third-party consultants in the possession, custody or control of Seller or its property manager related to the presence of Hazardous Materials at, on or under the Property and the compliance of the Property with Hazardous Materials Laws; provided that Seller makes no representation or warranty as to whether Buyer is entitled to rely on any such reports, studies, assessments, investigations or other materials, and if Buyer desires to rely on the same, Buyer shall be responsible for obtaining, at its sole cost and expense, written permission from the preparer of any such items.
(i)    To Seller's knowledge, there is no litigation or governmental proceeding (including, but not limited to, any condemnation proceeding) pending or threatened in writing with respect to the Property, or with respect to Seller which impairs Seller’s ability to perform its obligations under this Agreement, except for personal injury actions for which there is adequate insurance coverage.
(j)    Except as set forth in Schedule 5.3 attached hereto and made a part hereof, there are no unpaid leasing commissions or tenant improvement costs for which Seller is responsible as landlord under the primary term of any Leases as of the Effective Date (excluding any renewals, extensions or expansions under Leases exercised after the Effective Date).
(k)    To Seller’s knowledge, Seller has received no written notice from any government agency, department or other government body of any violation of any Federal, State or local law,

statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions applicable to the Property (including, without limitation, any Hazardous Materials Law) that has not been corrected or otherwise remedied.
(l)    Seller has no employees.

4.4	Seller’s Knowledge
As used in this Agreement or in any documents delivered pursuant hereto, the phrases “to Seller’s knowledge,” “known to Seller,” “Seller has not received any notice,” or “Seller has not received any written notice” (or similar words), shall mean that the representations and warranties (or other provisions) qualified by any of such phrases are made without investigation of the matters stated therein and are based solely on the current actual knowledge of Mike Simons.

4.5	Survival of and Limitations on Seller’s Representations and Warranties
All representations and warranties contained in Section 4.3 are qualified by any information contained in any documents or other material made available to Buyer in connection with its review of matters pertaining to the Property pursuant to Section 3 above, including any title report or survey made available to Buyer. All representations and warranties of Seller set forth in Section 4.3 are made as of the Effective Date. Seller, promptly upon learning thereof, shall notify Buyer in writing of any event, occurring prior to Closing, which would cause any of Seller’s representations or warranties set forth in this Agreement to be untrue or incorrect as of Closing in any material respect. In addition, as of the Closing Date, Seller shall provide Buyer with a certification regarding the accuracy of such representations and warranties as of such date, including any exceptions or qualifications thereto as of such date (“Seller’s Closing Certification”). If any exceptions or qualifications to such representations and warranties set forth in Seller’s Closing Certification are material, were not known to Buyer as of the expiration of the Investigation Period, and are not acceptable to Buyer in its sole discretion, Buyer may terminate this Agreement and receive a refund of the Deposit, but Seller shall have no liability to Buyer as a result of such qualification and exceptions, except to the extent Seller knew the applicable representation or warranty was false when made on the Effective Date, in which event, Buyer shall be permitted to recover Buyer’s Out of Pocket Costs pursuant to, and subject to the limitations set forth in, Section 10(b)(ii) below. Notwithstanding the foregoing, Buyer shall have no right to terminate this Agreement pursuant to the foregoing sentence for any exception or qualification to Section 4.3(i) pertaining to any condemnation or eminent domain proceedings, unless such representation and warranty was not accurate as of the Effective Date and Seller had knowledge of such inaccuracy as of the Effective Date, it being agreed that in all other cases, Buyer’s right to terminate this Agreement in the event of any condemnation or eminent domain proceeding or threatened condemnation or eminent domain proceeding shall be solely as provided in Section 9 hereof. In addition, in the event Buyer is actually aware prior to the Closing that any of the representations or warranties set forth in Section 4.3 are not true, correct or complete, and Buyer nonetheless proceeds with the purchase of the Property, such representations and warranties shall be deemed to be qualified by all matters of which Buyer is actually aware, and Buyer shall have no claim for breach of any such representation or warranty to the extent it is actually aware prior to the Closing of any inaccuracies therein. The representations and warranties of Seller set forth in Section 4.3, as qualified by all matters of which Buyer is actually aware as of the Closing and by any exceptions and qualifications set forth on Seller’s Closing Certification, as qualified by all matters of which Buyer is actually aware as of the Closing, shall survive the Closing of the transaction contemplated in this Agreement and the delivery of the Deed from Seller to Buyer for a period of nine (9) months from and after the Closing Date (the “Survival Period”); provided, however, that Buyer must give Seller written notice of any claim Buyer may have against Seller for breach of any such representations and warranties set forth in Section 4.3 (as modified by any exceptions and qualifications set forth on Seller’s Closing Certification), prior to the expiration of the Survival Period. Any such claim which Buyer may have which is not so asserted prior to the expiration of the Survival Period shall not be valid or effective, and Seller shall have no liability with respect thereto. Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller’s liability for any breach of any representation or warranty under this Agreement or pursuant to Seller’s Closing Certification exceed Two Million Three Hundred Forty-Seven Thousand Five Hundred Dollars ($2,347,500), in the aggregate.

4.6	Representations and Warranties of Buyer
Buyer represents and warrants to Seller as follows:
(a)    Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware, and as of the Closing will be qualified to transact business and in good standing in the State of California.
(b)    Buyer has the power and authority to enter into this Agreement and to execute and deliver the other documents referred to herein and to perform hereunder and thereunder on behalf of Buyer. This Agreement has been duly authorized, executed and delivered by Buyer.
(c)    Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, nor the compliance with the terms and conditions hereof will violate, in any material respect, any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which Buyer is subject.
(d)    Buyer is not required to obtain the consent or approval of any government agency, department or other government body to enter into this Agreement or if required, any such required consents or approvals have been obtained.
(e)    There are no general assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, existing, pending or, to Buyer’s knowledge, threatened against Buyer.
(f)    Buyer is not a Prohibited Person.

4.7	Survival of Buyer’s Representations and Warranties
All representations and warranties of Buyer set forth in Section 4.6 are made as of the Effective Date. In addition, as of the Closing Date, Buyer shall provide Seller with a certification regarding the accuracy of such representations and warranties as of such date, including any exceptions or qualifications thereto as of such date (“Buyer’s Closing Certification”). If the exceptions or qualifications to such representations and warranties as of the Closing Date are material and are not acceptable to Seller in its sole discretion, Seller may refuse to consummate this transaction and exercise the remedy set forth in Section 10(a) below. The representations and warranties of Buyer set forth in Section 4.6, as qualified by any exceptions and qualifications set forth on Buyer’s Closing Certification, shall survive the Closing of the transaction contemplated in this Agreement and the delivery of the Deed from Seller to Buyer for the Survival Period; provided, however, that Seller must give Buyer written notice of any claim Seller may have against Buyer for breach of any such representations and warranties set forth in Section 4.6 (as modified by any exceptions and qualifications set forth on Buyer’s Closing Certification), prior to the expiration of the Survival Period. Any such claim which Seller may have which is not so asserted prior to the expiration of the Survival Period shall not be valid or effective, and Buyer shall have no liability with respect thereto.

5.	INTERIM OPERATION OF THE PROPERTY

5.1	Before Expiration of the Investigation Period
(a)    From and after the Effective Date, and until the expiration of the Investigation Period, Seller may execute any new leases of the Property or modify any existing leases or execute any other agreements affecting the Property, provided that Seller shall provide Buyer with copies of the same within two (2) business days after execution of the same, and, if requested by Buyer from time to time, Seller will advise Buyer of the status of any pending negotiations with respect to the same. If Seller delivers any such copies to Buyer later than two (2) business days before the expiration of the Investigation Period, the Investigation Period shall be extended until two (2) business days after such delivery. If Seller enters into any leases of the Property or modifies, renews or extends any existing leases after the Effective Date and before the expiration of the Investigation Period, then any tenant improvement costs, including, without limitation, architectural and soft costs (the “Tenant Improvement Costs”), and any leasing commissions incurred in connection with such new leases or lease modifications shall be the sole responsibility of Buyer. Seller shall be given a credit at Closing for all amounts paid by Seller for Tenant Improvement Costs or leasing commissions in connection with such new leases or lease modifications. In addition, if any leasing commissions or Tenant Improvement Costs are payable after the Closing Date with respect to such new leases or lease modifications, Buyer shall assume the obligation to pay the same, and any contracts pursuant to which any such obligations are incurred shall be assigned to, and assumed by, Buyer at the Closing.
(b)    From and after the Effective Date, and until the expiration of the Investigation Period, Seller may grant consent or approval to any request made by any Tenant, provided that Seller shall promptly provide written notice to Buyer of all such consents or approvals that are material in nature. If Seller delivers such notice to Buyer later than two (2) business days before the expiration of the Investigation Period, the Investigation Period shall be extended until two (2) business days after delivery of such notice.

5.2	After Expiration of the Investigation Period
(a)    From and after the expiration of the Investigation Period, provided that Buyer is not in default under this Agreement, Seller shall not execute any new leases of the Property or modify, renew or extend any existing leases without first obtaining Buyer’s written consent (or deemed consent pursuant to this Section 5.2(a)) thereto, which consent shall not be unreasonably withheld or delayed. If Buyer fails to respond within three (3) business days after receipt of a written request from Seller for Buyer’s consent to any of the foregoing (which request shall be accompanied by a copy of the proposed lease, lease modification or other agreement), Buyer shall be deemed to have consented to the same. Subject to the provisions of Section 5.3 below, if Seller, with Buyer’s consent (or deemed consent) as described above, enters into any leases of the Property or modifies any existing leases after the expiration of the Investigation Period and before the Closing Date, then, provided the Closing occurs, any Tenant Improvement Costs and any leasing commissions incurred in connection with such new leases or lease modifications shall be the sole responsibility of Buyer and Seller shall be given a credit at Closing for all amounts paid by Seller for Tenant Improvement Costs or leasing commissions in connection with such new leases or lease modifications. In addition, if any leasing commissions or Tenant Improvement Costs are payable after the Closing Date with respect to such new leases or lease modifications, Buyer shall assume the obligation to pay the same, and any contracts pursuant to which any such obligations are incurred shall be assigned to, and assumed by, Buyer at the Closing.
(b)    From and after the expiration of the Investigation Period, provided that Buyer is not in default under this Agreement, Seller shall not, without Buyer’s prior written consent, grant consent or approval to any request made by a Tenant unless Seller is obligated under the applicable lease to grant such consent or approval. Buyer agrees to advise Seller, within three (3) business days after Buyer’s receipt of Seller’s notice of a Tenant’s request for such consent or approval (or, if earlier, three (3) days before the date when such response is required under the applicable lease, so long as Seller’s notice identifies such earlier deadline), whether Buyer elects that such Tenant’s request be granted or denied (and provide, in reasonable detail, the reasons for any denial), which election shall be made pursuant to the reasonableness requirements, if any, set forth in the applicable lease or implied under California law, or in Buyer’s judgment if no such requirements are set forth in such lease or implied under California law. If Buyer fails to timely respond to Seller’s notice, Seller may grant or deny consent to the Tenant’s request in Seller’s sole discretion, and Seller shall have no liability to Buyer therefor.

5.3	Certain Leasing Transactions
(a)    Buyer shall be credited at Closing for the amount of all Tenant Improvement Costs and leasing commissions which were incurred, or are to be incurred, in connection with any and all Leases executed, modified or extended by Seller prior to the Effective Date (collectively, “Existing Leasing Costs”), and which remain unpaid as of the Closing Date. At the Closing, Buyer shall assume the obligation to pay Existing Leasing Costs to the extent it receives a credit from Seller therefor, and any contracts pursuant to which any such obligations are incurred shall be assigned to, and assumed by, Buyer at the Closing. For the avoidance of doubt, Existing Leasing Costs do not include any amounts payable in connection with any expansion or extension options granted to any Tenant which have not been exercised as of the Effective Date. Seller shall remain responsible for satisfying any Existing Leasing Costs which were not credited to Buyer at the Closing, which obligation shall survive Closing for the Survival Period.
(b)    Seller is solely responsible for Tenant Improvement Costs and leasing commissions payable in connection with the new leases, amendments and letters of intent listed on Schedule 5.3 attached hereto and made a part hereof. If as of the Closing any leasing commissions or Tenant Improvement Costs are payable after the Closing Date in connection with any of the leases, lease amendments or letters of intent listed on Schedule 5.3 attached hereto, Buyer shall receive a credit from Seller at Closing for the amount of the same, and Buyer shall assume the obligation to pay the same, and any contracts pursuant to which any such obligations are incurred shall be assigned to, and assumed by, Buyer at the Closing.

5.4	No Other Agreements or Encumbrances
From and after the Effective Date, Seller shall not enter into any agreement with any party other than Buyer for the sale or transfer of any interest in the Property, except as expressly permitted pursuant to the terms and conditions of this Agreement. From and after the expiration of the Investigation Period, Seller shall not voluntarily grant any lien or encumbrance against the Property or otherwise transfer all or any interest in the Property (other than to Buyer at Closing) except as expressly permitted pursuant to the terms and conditions of this Agreement.

5.5	SNDAs
Seller agrees that upon the request of Buyer, Seller shall deliver to Tenants of the Property the form of subordination, non-disturbance and attornment agreement required by Buyer’s lender (if any), and fully completed by Buyer (“SNDAs”) and shall request that such tenants execute and return the SNDAs prior to Closing; provided, however, that it shall not be a condition to Closing that Seller deliver to Buyer the executed SNDAs and Seller’s failure to deliver the executed SNDAs to Buyer shall not constitute a default by Seller under this Agreement.

5.6	Operation and Maintenance of the Property
Between the Effective Date and the Closing Date Seller shall operate, maintain and keep the Property in a manner consistent with Seller’s past practices with respect to the Property, excepting normal wear and tear and casualty.

6.	CONDITIONS TO CLOSING

6.1	Conditions to Buyer’s Obligations to Close
The obligation of Buyer to consummate the purchase of the Property as contemplated by this Agreement is subject to the fulfillment of each of the following conditions (in addition to such other items as are set forth elsewhere in this Agreement as conditions to Buyer’s obligations to close), any or all of which may be waived in whole or in part by Buyer to the extent permitted by applicable law:

(a)    Delivery of Documents. Seller shall have deposited into Escrow all instruments and documents to be delivered by Seller to Buyer at the Closing under the provisions of this Agreement.
(b)    Title Policy. The Title Company shall be committed to issue at Closing an owner’s title insurance policy, or an irrevocable binder to issue the same, dated as of the Closing Date, in the full amount of the Purchase Price, showing title to the Premises in the name of Buyer, the form of which shall be CLTA standard coverage; provided that if Buyer obtains an updated ALTA survey of the Property, in form sufficient to satisfy the requirements of the Title Company for the issuance of an ALTA owner’s policy of title insurance, then the form shall be ALTA (2006) Standard Owner’s Form, with extended coverage, (the “Title Policy”), which Title Policy shall be subject only to the standard exclusions from coverage contained in such policy and the Permitted Exceptions. Notwithstanding the foregoing or anything else stated to the contrary herein, if Buyer delivers to Seller a title commitment issued by the Title Company acceptable to Buyer prior to the expiration of the Investigation Period, and provided that Buyer satisfies at or before the Closing all requirements or conditions to the issuance of the title policy contemplated under such commitment other than any requirements which are to be fulfilled by Seller pursuant to the express the terms of this Agreement (e.g., delivery of the documents required to be delivered by Seller pursuant to Section 7.2 below), then the form of Title Policy that shall be delivered to Buyer as provided in this Section 6.1(b) shall be the form of title policy provided for in such title commitment delivered to Seller, together with all endorsements attached thereto.
(c)    Estoppel Certificates. No less than three (3) business days before the Closing Date, Seller shall have delivered to Buyer an estoppel certificate substantially in the form of Exhibit A (except where a lease of such Tenant specifies a different form, in which case such different form shall be used) from the following Tenants: Berry Appleman & Leiden; Landmark Worldwide LLC; Carlson, Calladine & Peterson; Liberty Mutual Insurance Company; and Pentaho Corporation (each, a “Major Tenant” and collectively, the “Major Tenants”) and enough additional estoppels so that such additional estoppels, along with the estoppels from the Major Tenants, cover Tenants who in the aggregate occupy not less than eighty percent (80%) of the square footage of the Improvements currently leased to Tenants. The estoppel certificates to be delivered to Buyer shall be consistent in all material respects with the terms of the applicable Lease as previously delivered to Buyer, and shall disclose no material defaults or alleged material defaults by either Seller or the Tenant under such Lease or any Tenant bankruptcy or any dispute between Seller and a Tenant except for any defaults, bankruptcies or disputes disclosed to Buyer prior to the expiration of the Investigation Period. Buyer’s failure to notify Seller of any objections to any estoppel certificate within three (3) business days of Buyer’s receipt of the same shall constitute Buyer’s acknowledgement that such estoppel certificate satisfies the requirements of this Section 6.1(c).
(d)    Seller’s Compliance. Seller shall have performed and satisfied all material covenants and material obligations of Seller under this Agreement to the extent such covenants and obligations are to be performed or satisfied as of the Closing Date. Buyer shall not have exercised its right to terminate this Agreement pursuant to Section 4.5.
The conditions set forth in this Section 6.1 are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall at all times have the right to waive any condition. Any such waiver or waivers shall be in writing and shall be delivered to Seller and Escrow Holder. If any of the conditions in this Section 6.1 is not satisfied or has not been so waived by Buyer prior to the Closing Date, Buyer shall deliver written notice to Seller describing the condition that has not been satisfied or waived, and if such condition remains unsatisfied as of the Closing Date, then Buyer shall have the right to terminate this Agreement and the Escrow by written notice to Seller and Escrow Holder. If Buyer terminates this Agreement in accordance with the foregoing, the Deposit shall be refunded to Buyer, all documents deposited into Escrow shall be returned to the party depositing such documents, and neither party shall have any further rights or obligations under this Agreement, except for those rights or obligations which expressly survive the termination of this Agreement. Further, if the failure of such condition also constitutes a default of Seller under this Agreement, then in lieu of terminating this Agreement, Buyer may elect to proceed under either of the options provided under clauses (i) or (iii) of Section 10(b).

6.2	Conditions to Seller’s Obligations to Close
The obligation of Seller to consummate the sale of the Property as contemplated by this Agreement is subject to the fulfillment of each of the following conditions (in addition to such other items as are set forth elsewhere in this Agreement as conditions to Seller’s obligations to close), any or all of which may be waived in whole or in part by Seller to the extent permitted by applicable law:
(a)    Deposit of Funds. Buyer shall have deposited into Escrow the Purchase Price, subject to adjustment for any prorations and credits provided hereunder, and all other monies required to be deposited by Buyer hereunder.
(b)    Delivery of Closing Documents. Buyer shall have deposited into Escrow all instruments and documents to be delivered by Buyer to Seller at the Closing under the provisions of this Agreement.
(c)    Buyer’s Compliance. Buyer shall have performed and satisfied all material covenants and material obligations of Buyer under this Agreement to the extent such covenants and obligations are to be performed or satisfied as of the Closing Date.
The conditions set forth in this Section 6.2 are solely for the benefit of Seller and may be waived only by Seller. Seller shall at all times have the right to waive any condition. Any such waiver or waivers shall be in writing and shall be delivered to Buyer and Escrow Holder. If any of the conditions in this Section 6.2 is not satisfied or has not been so waived by Seller prior to the Closing Date, Seller shall deliver written notice to Buyer describing the condition that has not been satisfied or waived, and if such condition remains unsatisfied as of the Closing Date, then Seller shall have the right to terminate this Agreement and the Escrow by written notice to Buyer and Escrow Holder. If Seller terminates this Agreement in accordance with the foregoing, the Deposit shall be returned to Buyer or paid over to Seller, as required by the terms of this Agreement, all documents deposited into Escrow shall be returned to the party depositing such documents, and neither party shall have any further rights or obligations under this Agreement, except for those rights or obligations which expressly survive the termination of this Agreement; provided, however, if the failure of such condition also constitutes a default of Buyer under this Agreement, then the provisions of Section 10(a) shall apply, and the Deposit shall be paid to

Seller as liquidated damages, rather than being returned to Buyer. Without limiting the foregoing, in the event of Buyer’s default, Seller’s termination of this Agreement pursuant to this Section 6.2 shall not constitute a waiver of Seller’s right to recover liquidated damages from Buyer pursuant to Section 10(a).

7.	CLOSING AND TRANSFER OF TITLE

7.1	Closing Date
Provided that all of the conditions precedent to the Closing have been satisfied or waived, the Closing shall be held, and delivery of all items to be made at the Closing under the terms of this Agreement shall be made, at the offices of Escrow Holder at 10:00 a.m. California time on June 9, 2016, or such earlier date and time as Buyer and Seller may mutually agree upon in writing (the “Closing Date”). Notwithstanding the foregoing, Seller shall have the right, by written notice to Buyer, (a) to extend the Closing Date to no later than the fifth (5th) day of the month following the date when the Closing Date would otherwise occur (or if such day is not a business day, to the next business day), and (b) to extend the Closing Date one or more times, but not for a period of longer than thirty (30) days in the aggregate, (i) if additional time is necessary for Seller to complete any Curative Action, or (ii) if the condition set forth in Section 6.1(c) has not been satisfied by the originally scheduled Closing Date. Buyer shall have the right to extend the Closing Date for a period of up to thirty (30) days in the aggregate provided that Buyer delivers written notice to Seller and Escrow Holder of the same no later than four (4) business days prior to the then-scheduled Closing Date and concurrently therewith Buyer deposits with Escrow Holder an additional deposit, in cash or by wire transfer of immediately available funds, in the amount of Eight Million and No/100 Dollars ($8,000,000.00) (the “Extension Deposit”), which shall be applied at the Closing to the payment of the Purchase Price. The Extension Deposit, once made, will be treated as part of the Deposit. No extension of the Closing Date by Buyer will be valid unless Buyer deposits the Extension Deposit with Escrow Holder on the same day that Buyer gives notice of its exercise of its right to extend the Closing Date.

7.2	Seller’s Deliveries
At the Closing, or at such later date as may be indicated below for any specific item, Seller shall deliver or cause to be delivered to Buyer through the Escrow or otherwise, each of the following instruments and documents, duly executed and acknowledged by Seller, as appropriate:
(a)    One (1) original of a Grant Deed in the form attached hereto as Exhibit B (the “Deed”), subject only to the Permitted Exceptions.
(b)    Four (4) originals of a Bill of Sale in the form attached hereto as Exhibit C.
(c)    Fully executed originals (or copies thereof in the event the originals are not available) of all Leases (which may delivered within two (2) business days after the Closing) and, if not already delivered, originals of all tenant estoppel certificates (to the extent Seller has received originals), and four (4) originals of an Assignment and Assumption of Leases in the form attached hereto as Exhibit D.

(d)    Fully executed originals (or copies thereof in the event the originals are not available) of all Miscellaneous Agreements (not including the Rejected Agreements) (which may be delivered within two (2) business days after the Closing), and four (4) originals of an Assignment and Assumption of Miscellaneous Agreements with respect thereto and with respect to any contracts that are being assigned to and assumed by Buyer in accordance with Section 5.1(a), 5.2(a) or 5.3 above, in the form attached hereto as Exhibit E.
(e)    Originals (or, if originals are unavailable, copies), of all assignable Permits and Warranties (which may be delivered within two (2) business days after the Closing), unless the same are posted at the Property, and four (4) originals of an Assignment and Assumption of Permits, Intangible Property and Warranties with respect thereto in the form attached hereto as Exhibit F.
(f)    Four (4) originals of a Seller’s Closing Certification, in the form attached hereto as Exhibit G.
(g)    Any required real estate transfer tax declarations or any other similar documentation required to evidence the payment of any tax imposed by the state, county and city on the transaction contemplated hereby.
(h)    Four (4) originals of an affidavit pursuant to Section 1445(b)(2) of the United States Internal Revenue Code (the “Federal Code”), and on which Buyer is entitled to rely, from Seller’s sole member that it is not a “foreign person” within the meaning of Section 1445(f)(3) of the Federal Code, in the form attached hereto as Exhibit H attached hereto (the “FIRPTA Affidavit”).
(i)    Four (4) originals of a properly executed certificate (herein, a “Qualifying Certificate”) under Section 18662 of the California Revenue and Taxation Code (“CALFIRPTA”) certifying that Seller’s sole member is not an “individual” seller under CALFIRPTA and either (i) has a permanent place of business in California, or (ii) is qualified to do business in California or (iii) is exempt from the CALFIRPTA withholding requirements (if so, such certificate shall specify the applicable exemption).
(j)    A Letter to Tenants in the form attached hereto as Exhibit J, advising of the sale of the Premises and the address to which future rent should be delivered (which will be delivered to the tenants by Seller or its property manager unless otherwise mutually agreed to by Seller and Buyer).
(k)    A Notice to Vendors in the form attached hereto as Exhibit K (which may be delivered to the vendors by Seller or its property manager unless otherwise mutually agreed to by Seller and Buyer).
(l)    To the extent in Seller’s possession or reasonable control, all keys and combinations to all locks on the Improvements.
(m)    An owner’s statement in favor of the Title Company in the form attached hereto as Exhibit I.

(n)    Such other customary documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement; provided that Seller shall not be obligated to cause the delivery of any such instrument or document that would increase or expand Seller’s obligations or liability under this Agreement.
(o)    Copies of all books, records, and files of Seller in Seller’s possession relating to the Premises and operations thereof, including Tenant files (excluding financial projections, appraisals, tax returns, loan documents, communications with investors in Seller, any books, records, documents or files related to the transaction contemplated hereby or any prior proposed sale of the Property, or any other proprietary items), and, to the extent in Seller’s possession or available to Seller at no material cost, architects’ drawings, blueprints and as‑built plans for the Improvements (all of which may be delivered within two (2) business days after the Closing).

7.3	Buyer’s Deliveries
At the Closing, Buyer shall deliver or cause to be delivered to Seller each of the following instruments and documents, duly executed and acknowledged by Buyer, as appropriate:
(a)    Counterparts of the closing documents referenced in Sections 7.2(c), (d), (e), (g), (j) and (k) above.
(b)    Four (4) originals of a Buyer’s Closing Certification, in the form attached hereto as Exhibit L.
(c)    Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement; provided that Buyer shall not be obligated to cause the delivery of any such instrument or document that would increase or expand Buyer’s obligations or liability under this Agreement.

7.4	Possession of the Property
At the Closing, possession of the Property shall be delivered to Buyer, subject to the Permitted Exceptions.

8.	PRORATIONS AND ADJUSTMENTS

8.1	General
The following adjustments shall be made with respect to the Property, and the following procedures shall be followed:
(a)    Preparation of Prorations. Before the Closing Date, Seller shall prepare and deliver, or cause Escrow Holder to prepare and deliver, to Buyer an unaudited statement for the Property (the “Preliminary Proration Statement”) showing prorations for the items set forth below, calculated as of 12:01 a.m. on the Closing Date, on the basis of a 365‑day year. Buyer and its representatives shall be afforded reasonable access to Seller’s books and records with respect to the Property and Seller’s work papers pertaining to the Preliminary Proration Statement to confirm the accuracy of the Preliminary Proration Statement. Buyer and Seller shall agree upon any adjustments to be made to the Preliminary Proration Statement before the Closing, and at the Closing, Buyer or Seller, as applicable, shall receive a credit equal to the net amount due Buyer or Seller, as applicable, pursuant to the Preliminary Proration Statement as finally agreed upon by Buyer and Seller. The items to be covered by the Preliminary Proration Statement are as follows:
(i)    collected rents, including reimbursements from Tenants for the cost of, or for increases (above a base amount) in the cost of, real estate taxes, parking, a marketing fund, operating expenses, maintenance, or other charges of a similar nature (“Additional Rents”), if any, percentage rents, and any additional charges and expenses payable under the Leases (but only to the extent collected before the Closing Date); provided that if any of the foregoing are not finally adjusted between the landlord and Tenant under any Lease until after the preparation of the Preliminary Proration Statement then proration of such items shall be subject to adjustment pursuant to Section 8.2 below;
(ii)    any credit due Seller or Buyer for leasing commissions and Tenant Improvement Costs pursuant to Section 5.1(a), 5.2(a) or 5.3 above;
(iii)    non-delinquent real property taxes and assessments; provided that if the real property tax assessment for the fiscal year in which the Closing occurs has not been issued as of the Closing Date, real property taxes shall be prorated based on the most recent assessed value of the Property, multiplied by the current tax rate, and such tax proration shall be subject to adjustment pursuant to subparagraph (e) of this Section 8.1;
(iv)    the current installment (only) on any improvement bonds which are a lien on the Property; Buyer shall take the Property subject to all future installments of any improvement bonds;
(v)    water, sewer and utility charges;
(vi)    amounts payable under the Miscellaneous Agreements (not including the Rejected Agreements) (but without duplication of the amounts to be credited to Seller pursuant to subparagraph (ii) of this Section 8.1(a));
(vii)    permits, licenses and/or inspection fees (calculated on the basis of the period covered), but only to the extent transferred to Buyer; and
(viii)    any other expenses normal to the operation and maintenance of the Property.
(b)    Collections and Payments. Subject to the prorations to be made pursuant to this Section 8, after the Closing Buyer shall collect all revenues and pay all expenses with respect to the Property, even if such revenues and expenses relate to periods before the Closing. If any Tenant sends payments to Seller after the Closing, Seller shall promptly forward such checks to Buyer. For a period of six (6) months after the Closing Date, Buyer shall use reasonable efforts consistent with prudent business practices (but without the obligation to institute legal action) to collect rents or other amounts payable under the Leases that were delinquent as of the Closing

Date or that relate to a period before the Closing. To the extent such delinquent rents and other amounts are collected by Buyer, Buyer may deduct from the amount owed to Seller an amount equal to the out-of-pocket third-party collection costs (including attorneys’ fees and costs) actually incurred by Buyer in collecting such rents and other amounts due to Seller. Subject to the foregoing sentence, any rent or other payment collected after the Closing from any Tenant which owed rent that was delinquent as of the Closing Date or that relates to any period prior to the Closing Date shall be applied first, to such Tenant’s unpaid monetary obligations under the applicable Lease with respect to any periods from and after the Closing Date through the end of the month in which such payment is made, in such order as Buyer may elect, until such monetary obligations have been paid in full; any remaining amount of such payment shall be paid over to Seller, for application against such Tenant’s unpaid monetary obligations under the applicable Lease with respect to any periods before the Closing Date, in such order as Seller may elect, until such unpaid monetary obligations have been paid in full; and any remaining amount of such payment shall be retained by Buyer for application against such Tenant’s future obligations under the applicable Lease. Prior to the Closing, Seller shall send to the Tenants final reconciliation of Additional Rents for the 2015 calendar year. If, as of the Closing, any Tenant owes payments to Seller pursuant to the reconciliation of Additional Rents for the 2015 calendar year, the same shall be handled in the manner provided for collection of delinquent rents as provided above in this Section 8.1(b). If, as of the Closing, Seller owes payments to any Tenant(s) pursuant to the reconciliation of Additional Rents for the 2015 calendar year, Seller shall provide a credit to Buyer for the total amount so owed, and Buyer shall assume the obligation to refund the amounts owing to the applicable Tenant(s) or to credit the same against the future rent obligations of such Tenant(s). From and after the Closing Date, Seller shall have no further right to collect any such rents and other sums from Tenants.
(c)    Utility and Municipality Deposits. At Closing, Seller shall receive a credit in the amount of any utility, municipality or other deposits relating to the Property made by Seller and which are assigned to Buyer at the Closing. Seller shall be entitled to a refund of any deposits not assigned to Buyer.
(d)    Security Deposits. At the Closing, Seller shall deliver to Buyer all prepaid rent, security deposits, letters of credit and other collateral actually received by Seller pursuant to any of the Leases, less any portions thereof applied in accordance with the respective Lease (together with a statement regarding such applications). With respect to any security deposit which is evidenced by a letter of credit, Seller shall (i) deliver to Buyer at Closing such original letter of credit, and (ii) execute and deliver at Closing such other instruments as the issuer of such letter of credit shall reasonably require in order to cause the named beneficiary under such letter of credit to be changed to Buyer.
(e)    Post-Closing Adjustments. Notwithstanding anything to the contrary contained in this Section 8, (i) if the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing is determined to be more than the amount of such real property taxes and assessments that is prorated herein (in the case of the current year) or that was paid by Seller (in the case of any prior year), due to a reassessment of the value of the Property or otherwise, Seller and Buyer shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts, and Seller shall pay to Buyer any increase in the amount of such real property taxes and assessments applicable to any period before

Closing and Buyer shall be responsible for payment of the same, even if the same are so-called “escaped assessments” which are not liens against the Property; provided, however, that Seller shall not be required to pay to Buyer any portion of such increase that is payable by Tenants under their respective Leases; and (ii) if the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing is determined to be less than the amount of such real property taxes and assessments that is prorated herein (in the case of the current year) or that was paid by Seller (in the case of any prior year), due to an appeal of the taxes by Seller, a reassessment of the value of the Property or otherwise, Seller and Buyer shall promptly adjust the proration of such real property taxes and assessments after the determination of such amounts (net of any costs incurred by Seller in connection with pursuing any appeal thereof), and (A) Buyer shall pay to Seller any refund received by Buyer representing such a decrease in the amount of such real property taxes and assessments applicable to any period before Closing; provided, however, that Buyer shall not be required to pay to Seller any portion of such refund (other than a portion of such refund equal to the amount of all costs incurred by Seller in connection with pursuing any appeal thereof) which is payable to Tenants under their respective Leases; and (B) Seller shall be entitled to retain any refund received by Seller representing such a decrease in the amount of such real property taxes and assessments applicable to any period before Closing; provided, however, that Seller shall pay to Buyer that portion of any such refund, after first deducting any and all costs incurred by Seller in connection with pursuing such refund, that is payable to Tenants under their respective Leases. Each party shall give notice to the other party of any adjustment of the amount of the real property taxes and assessments payable with respect to the Property for any period before Closing within thirty (30) days after receiving notice of any such adjustment. Buyer acknowledges that Seller shall have the right to appeal real property tax assessments with respect to any tax year that includes any period prior to the Closing Date.

8.2	Post Closing Reconciliation
(a)    Certain Delayed Prorations. If any Tenants are required to pay Additional Rents or percentage rents, then, with respect to those Additional Rents for the 2016 calendar year which are not finally adjusted between the landlord and Tenant under any Lease until after the preparation of the Preliminary Proration Statement pursuant to Section 8.1(a) above, and for those percentage rents which have not been finally determined for the 2016 calendar year (or other applicable fiscal year under any Lease for the measurement of percentage rents during which the Closing occurs), Buyer shall submit to Seller, no later than March 31, 2017, an unaudited statement for the Property (a “Supplemental Proration Statement”) covering any such Additional Rents or any other items which have been finally adjusted between Buyer and such Tenants for the 2016 calendar year (provided that if percentage rents are measured over a different fiscal year a separate Supplemental Proration Statement shall be delivered ninety (90) days after the end of such fiscal year), containing a calculation of the prorations of such Additional Rents and such other items, prepared based on the principles set forth in Section 8.1(a) above, provided that in making such adjustment, (i) with respect to Additional Rents, the proration shall be made in proportion to the relative amounts of Additional Rents due Buyer and Seller based on the amounts of the charges incurred by each of them during their respective periods of ownership that are payable by the Tenants as Additional Rents under their respective Leases, and (ii) with respect to percentage rents, the aggregate amount of percentage rents payable for the entire 2016 calendar year (or other applicable fiscal year under any Lease for the measurement of percentage rents during which the Closing occurs), shall be prorated based on the number of days the Property is owned by Seller and the number of days the Property is owned by Buyer during such year. In order to enable Buyer to make any year-end reconciliations of Additional Rents with Tenants for the 2016 calendar year, following the Closing, Seller shall deliver to Buyer a final statement of (i) all operating expenses for the Property which are actually paid by Seller and permitted to be passed through to Tenants as Additional Rents pursuant to the terms of each Tenant’s respective Lease, with respect to the portion of the 2016 calendar year occurring prior to the Closing (“Seller’s 2016 Actual Operating Expenses”), together with copies of all documentation evidencing Seller’s 2016 Actual Operating Expenses, including copies of third-party invoices and copies of Seller’s books and records applicable thereto, and (ii) all estimated payments of Additional Rents received by Seller from Tenants with respect to the portion of the 2016 calendar year occurring prior to the Closing.
(b)    Audit Rights for Supplemental Proration Statements. Seller and its representatives shall be afforded the opportunity to review all underlying financial records and work papers pertaining to the preparation of all Supplemental Proration Statements, and Buyer shall permit Seller and its representatives to have full access to the books and records in the possession of Buyer or any party to whom Buyer has given custody of the same relating to the Property to permit Seller to review the Supplemental Proration Statements. Any Supplemental Proration Statement prepared by Buyer shall be final and binding for purposes of this Agreement unless Seller shall give written notice to Buyer of disagreement with the prorations contained therein within sixty (60) days following Seller’s receipt of such Supplemental Proration Statement, specifying in reasonable detail the nature and extent of such disagreement. If Buyer and Seller are unable to resolve any disagreement with respect to any Supplemental Proration Statement within ten (10) business days following receipt by Buyer of the notice referred to above, either party may pursue any remedy available for the resolution of such dispute
(c)    Payments for Adjustments. Any net credit due Seller or Buyer, as the case may be, shall be paid to Seller or Buyer, as the case may be, within seventy-five (75) days after the delivery of a Supplemental Proration Statement to Seller, unless Seller approves any such statement before the expiration of the applicable sixty (60) day period provided in Section 8.2(b) above, in which case such payment shall be made within fifteen (15) days after Seller notifies Buyer of such approval, or unless Seller notifies Buyer of a disagreement with respect to any such statement as provided in Section 8.2(b) above, in which case such payment (less a hold back sufficient to cover the amount of the disagreement) shall be made within fifteen (15) days after Seller notifies Buyer of such disagreement, and any further payment due after such disagreement is resolved shall be paid within fifteen (15) days after the resolution of such disagreement.

8.3	Survival
The obligations of Seller and Buyer under this Section 8 shall survive the Closing.

9.	RISK OF LOSS AND INSURANCE PROCEEDS

9.1	Minor Loss
Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any Improvements or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction does not exceed five percent (5%) of the Purchase Price or, in the case of a partial condemnation, the value of the portion taken does not exceed five percent (5%) of the Purchase Price of the Property, (b) no Lease with a Major Tenant would be terminated as a result of such damage or condemnation, (c) in the case of damage to the Property or destruction of the Improvements, applicable laws would permit the Improvements to be rebuilt with substantially the same square footage as exists prior to such damage or destruction, and (d) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property as a result of such casualty or condemnation; provided, however, with respect to the deductible under any policy of earthquake insurance, Seller shall have no obligation to give Buyer a credit in excess of Two Hundred Fifty Thousand Dollars ($250,000.00). If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer at Closing, and Buyer shall receive a credit from Seller at Closing equal to the amount of the deductible under any policy of insurance pursuant to which such assigned proceeds will be paid; provided that if Seller shall have expended any sums before the Closing to repair or restore the Property, the amount expended by Seller shall first be deducted from any credit due Buyer for the deductible under any insurance policy, and if the amount expended by Seller exceeds the total amount of such deductible(s), Seller shall reserve from the assignment of insurance proceeds to Buyer, the amount of such excess. If damage due to an earthquake occurs and the cost to repair the damage exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), then unless Seller notifies Buyer within twenty (20) days after the occurrence thereof that it will waive the Two Hundred Fifty Thousand Dollar ($250,000.00) limitation on the credit to Buyer, then such loss or damage shall be governed by Section 9.2.

9.2	Major Loss
If (a) the cost to repair such damage or destruction to Property exceeds five percent (5%) of the Purchase Price or, in the case of condemnation, if the value of the portion of the Property taken exceeds five percent (5%) of the Purchase Price of the Property, or in the case of damage due to an earthquake which, under the terms of Section 9.1 above, is to be governed by this Section 9.2, (b) any Lease with a Major Tenant would be terminated as a result of such damage or condemnation, or (c) in the case of damage to the Property or destruction of the Improvements, applicable laws would prohibit the Improvements to be rebuilt with substantially the same square footage as exists prior to such damage or destruction, then Buyer may, at its option to be exercised by written notice to Seller within twenty (20) days after Seller’s notice to Buyer of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either (a) elect to terminate this Agreement, in which case the Deposit shall be refunded to Buyer, and neither party shall have any further obligations under this Agreement, except for obligations which expressly state that they shall survive termination of this Agreement, or (b) consummate the purchase of the Property for the full Purchase Price as required by the terms hereof, subject to the credits against the Purchase Price provided below. If Buyer elects to proceed with the purchase of the Property, then, upon the Closing, Buyer shall be given a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property as a result of such casualty or condemnation; provided, however, with respect to the deductible under any policy of earthquake insurance, Seller shall have no obligation to give Buyer a credit in excess of Twenty-Five Thousand Dollars ($25,000.00). If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer at Closing, and Buyer shall receive a credit from Seller at Closing equal to the amount of the deductible under any policy of insurance pursuant to which such assigned proceeds will be paid; provided that if Seller shall have expended any sums before the Closing to repair or restore the Property, the amount expended by Seller shall first be deducted from any credit due Buyer for the deductible under any insurance policy, and if the amount expended by Seller exceeds the total amount of such deductible(s), Seller shall reserve from the assignment of insurance proceeds to Buyer, the amount of such excess. If Buyer fails to give Seller notice within such 20‑day period, then Buyer will be deemed to have elected to proceed in accordance with clause (b) above.

10.	DEFAULT
(a)    Buyer’s Default. AFTER THE EXPIRATION OF THE INVESTIGATION PERIOD, IF THE CLOSING DOES NOT OCCUR AS A RESULT OF BUYER’S DEFAULT HEREUNDER, INCLUDING BUYER’S FAILURE TO TIMELY DELIVER THE ADDITIONAL DEPOSIT, PROVIDED SELLER IS NOT IN DEFAULT HEREUNDER, SELLER’S SOLE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT BY GIVING WRITTEN NOTICE THEREOF TO BUYER, WHEREUPON THE DEPOSIT SHALL BE PAID TO SELLER AS LIQUIDATED DAMAGES, AS SELLER’S SOLE AND EXCLUSIVE REMEDY ON ACCOUNT OF SUCH DEFAULT HEREUNDER BY BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER LIABILITY OR OBLIGATION TO THE OTHER HEREUNDER, EXCEPT FOR PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY STATE THAT THEY SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS PROVISION WILL NOT LIMIT SELLER’S RIGHT TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES PURSUANT TO SECTION 15.1 BELOW, NOR WAIVE OR AFFECT ANY PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY STATE THAT THEY SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, NOR LIMIT BUYER’S LIABILITY TO SELLER FOR ANY BREACH BY BUYER OF THE ACCESS AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF BUYER’S DEFAULT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. THE PAYMENT OF THE DEPOSIT TO SELLER AS LIQUIDATED DAMAGES UNDER THE CIRCUMSTANCES PROVIDED FOR HEREIN IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTIONS 3275 OR 3369 OF THE CALIFORNIA CIVIL CODE, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE. BY PLACING THEIR

INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE, THE REASONABLENESS OF THE AMOUNT OF LIQUIDATED DAMAGES AGREED UPON, AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

INITIALS:	/s/ Authorized Signatory	/s/ Authorized Signatory
	Seller	Buyer

(b)    Seller’s Default. If the Closing does not occur as a result of Seller’s default hereunder, then, provided Buyer is not in default hereunder, Buyer may, at its sole election, proceed with one of the following mutually exclusive alternatives:
(i)    waive such default and proceed with the Closing with no reduction in the Purchase Price; provided, however, that this provision will not waive or affect any of Seller’s other obligations under this Agreement to be performed after the Closing with respect to any matter other than such default;
(ii)    terminate this Agreement, whereupon the Deposit shall be returned and paid to Buyer, Seller shall reimburse Buyer for Buyer’s actual and demonstrable out of pocket costs and expenses incurred in connection with this Agreement and Buyer’s due diligence, including reasonable attorney’s fees (“Buyer’s Out of Pocket Costs”), up to a maximum amount of One Hundred Fifty Thousand Dollars ($150,000), and neither party shall have any further liability or obligation to the other hereunder, except for provisions of this Agreement which expressly state that they shall survive the termination of this Agreement; or
(iii)    file in any court of competent jurisdiction an action for specific performance to cause Seller to convey the Property to Buyer pursuant to the terms and conditions of this Agreement; but Buyer shall not be entitled to recover monetary damages from Seller in connection with such default; provided, however, that this provision will not (x) limit Buyer’s right to recover monetary damages from Seller in the event the remedy of specific performance is not available due to the intentional act of Seller, (y) limit Buyer’s right to receive reimbursement for attorneys’ fees pursuant to Section 15.1 below, nor (z) waive or affect any of Seller’s other obligations under this Agreement to be performed after the Closing with respect to any matter other than such default.

11.	EXPENSES
(a)    All documentary stamp taxes and transfer taxes shall be borne and paid by Seller, and all recording fees shall be borne and paid by Buyer.
(b)    All Escrow and Closing costs charged by Escrow Holder, and any investment charges or escrow fees incurred with respect to the Escrow shall be borne and paid by Buyer.
(c)    The cost of the Title Policy (including the cost of ALTA extended coverage and the cost of any endorsements) shall be paid by Buyer.

(d)    Buyer shall pay its due diligence expenses (including, but not limited to, the cost of any updated survey obtained by Buyer pursuant to Section 3.1(a) above), and each party shall pay its own attorneys’ fees in connection with the negotiation, documentation and consummation of the transactions contemplated hereunder. Each party shall pay its own costs of preparing and/or reviewing the Preliminary Proration Statement and any Supplemental Proration Statement in connection with this Agreement. The provisions of this Section 11(d) shall survive any termination of this Agreement.
(e)    Other costs, charges, and expenses shall be borne and paid as provided in this Agreement, or in the absence of such provision, in accordance with the custom in the county where the Premises are located.

12.	BROKERS
(a)    Seller represents to Buyer, and Buyer represents to Seller that (except for Eastdil Secured Broker Services, Inc. (“Broker”), whose commission will be paid by Seller pursuant to the terms of a separate agreement between Broker and Seller), there is no broker, finder, or intermediary of any kind with whom such party has dealt in connection with this transaction.
(b)    Seller agrees to indemnify and hold harmless Buyer, the partners, members, trustees, shareholders, directors and officers of Buyer, any party owning a direct or indirect interest in Buyer, the affiliates of Buyer, and the partners, members, trustees, shareholders, directors, officers, employees and agents of each of the foregoing parties (the “Buyer-Related Parties”), from and against all claims, demands, causes of action, judgments, and liabilities which may be asserted or recovered for brokerage or finders fees, commissions, or other compensation in connection with the transaction contemplated under this Agreement claimed by any party other than Broker to be owing to such party due to any dealings between Seller and the party claiming such fee, commission or compensation, including costs and reasonable attorneys’ fees incident thereto. Buyer agrees to indemnify and hold harmless the Seller-Related Parties, from and against all claims, demands, causes of action, judgments, and liabilities which may be asserted or recovered for brokerage or finders fees, commissions, or other compensation in connection with the transaction contemplated under this Agreement claimed by any party other than Broker to be owing to such party due to any dealings between Buyer and the party claiming such fee, commission or compensation, including costs and reasonable attorneys’ fees incident thereto. The parties hereto agree that the foregoing obligations of indemnification shall survive the Closing hereunder or the expiration or termination of this Agreement, however caused.

13.	ASSIGNMENT
The party originally identified as Buyer herein (“Original Buyer”) may, not later than ten (10) days before the Closing and upon written notice to Seller, assign its right to purchase the Property hereunder to any other entity that is (and as of the Closing shall continue to be) (i) a real estate investment trust (“REIT”) (or that is wholly owned directly or indirectly by a REIT) for which Original Buyer or an affiliate of Original Buyer acts as the investment advisor, or any other entity with which Original Buyer or an affiliate of Original Buyer has an investment or advisory relationship, and (ii) not a Prohibited Person, provided that such entity shall assume all obligations of Buyer hereunder in a written agreement reasonably acceptable to Seller, including, specifically, reaffirmation of the release set forth in Section 4.2 above. Except in compliance with the preceding sentence, Buyer may not assign this Agreement to any other party without Seller’s prior written consent, which consent may be granted, conditioned or denied in Seller’s sole and absolute discretion. Notwithstanding anything herein to the contrary, Buyer shall not in any event be released from any of its obligations or liabilities hereunder in the event of any assignment by Buyer, including, but not limited to, any obligations which survive the Closing, whether contained in this Agreement or any document to be delivered by Buyer at the Closing, even if such document is signed by the assignee of Buyer only. Subject to the limitations described herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

14.	NOTICES
Any and all notices or other communications required or permitted to be given under this Agreement shall be in writing and either (i) personally delivered, in which case notice shall be deemed delivered upon receipt, (ii) sent by facsimile, in which case notice shall be deemed delivered upon the sender’s receipt of confirmation of transmission of such facsimile notice produced by the sender’s facsimile machine, (iii) sent by any nationally recognized overnight courier service with provisions for proof of delivery, in which case notice shall be deemed delivered on the next business day after the sender deposits the same with such delivery service, or (iv) sent by United States Mail, postage prepaid, certified mail, return receipt requested, in which case notice shall be deemed delivered on the date of delivery as shown on the return receipt or the date of the addressee’s refusal to accept delivery as indicated by the United States Postal Service, and in any case such notices or other communication shall be addressed to the following addresses:
Buyer:    KBS Capital Advisors LLC
11150 Santa Monica Boulevard, Suite 400
Los Angeles, CA 90025
Attention: Michael Potter
Telephone: (424) 208-8104
Telecopy: (310) 432-2119
and    KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attention: Brian Ragsdale
Telephone: (949) 797-0305
Facsimile: (949) 417-6501
and    KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attention: James Chiboucas, Esq.
Telephone: (949) 797-0305
Facsimile: (949) 417-6501

with a copy to:    Sheppard Mullin Richter & Hampton LLP
650 Town Center Drive, 4th Floor
Costa Mesa, CA 92626
Attention: Scott A. Morehouse, Esq.
Telephone: (714) 424-2865
Telecopy: (714) 424-5995
Seller:    Pacific EIH Sacramento LLC
c/o Pacific Eagle Holdings Corporation
353 Sacramento Street, Suite 1788
San Francisco, California 94111
Attention: Mike Simons
Telephone: (415) 780‑7300
Telecopy: (415) 780‑7301
and a copy to:    Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, California 94111
Attention: Craig B. Etlin
Telephone: (415) 773-7304
Telecopy: (415) 421-2922
Escrow Holder:    Chicago Title Insurance Company
455 Market Street, Suite 2100
San Francisco, California 94105
Attention: Terina Kung
Telephone: (415) 291-5128
Telecopy: (415) 896-9423

Either party may change its address for notice from time to time by notice to the other party in writing to the other in the manner aforesaid; provided that any such notice of change of address shall only be effective upon actual receipt by the other party.

15.	MISCELLANEOUS

15.1	Attorneys’ Fees
In the event of any litigation between the parties with respect to the Property, this Agreement, the Escrow, the performance of their obligations hereunder or the effect of a termination under this Agreement, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation including, without limitation, reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. Notwithstanding any provisions of this Agreement to the contrary, the obligations of the parties under this Section 15.1 shall survive any termination of this Agreement and the Closing.

15.2	Gender
Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

15.3	Captions
The captions in this Agreement are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof.

15.4	Construction
(a)    No provision of this Agreement shall be construed by any Court or other judicial authority against any party hereto by reason of such party’s being deemed to have drafted or structured such provisions.
(b)    As used herein, the terms “include,” “including” and similar terms shall be construed as if followed by the phrase “but not limited to.” The terms “hereof,” “herein” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement as a whole, and not to any particular article or provision, except as expressly so stated.
(c)    It is the intent of the parties that all indemnification obligations of the either party set forth in this Agreement shall apply without regard to whether or not (i) the indemnifying party is negligent or otherwise at fault in any respect with regard to the existence or occurrence of any of the matters covered by any such indemnification obligation, or (ii) the indemnifying party otherwise caused or created, or is claimed to have caused or created, the existence or occurrence of any of the matters covered by any such indemnification obligation, whether through its own acts or omissions or otherwise.

15.5	Business Days; Deadlines
As used in this Agreement and any document executed by any party hereto to another party hereto at the Closing, the term “business days” means all days of the year except Saturdays, Sundays, and holidays recognized by the Federal Reserve Bank of San Francisco. If a deadline provided in this Agreement or any document executed by any party hereto to another party hereto at the Closing falls on a day other than a business day, such deadline shall be extended until the first business day thereafter.

15.6	Entire Agreement
This written Agreement, including all Schedules and Exhibits attached hereto, the Access Agreement and the documents to be delivered pursuant hereto, shall constitute the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not contained or merged herein. The Schedules and Exhibits attached hereto are hereby incorporated in and made part of this Agreement.

15.7	Recording
The parties agree that this Agreement shall not be recorded except for recordation of a lis pendens as may be required to maintain an action for specific performance. Subject to the foregoing, if Buyer causes this Agreement or any notice or memorandum thereof to be recorded, this Agreement shall be null and void at the option of Seller.

15.8	No Continuance
Buyer acknowledges that there shall be no assignment, transfer or continuance of Seller’s insurance coverage after the Closing.

15.9	Time of Essence
Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which said period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a business day, in which case the period shall be deemed to run until the next day which is a business day.

15.10	Original Document
This Agreement may be executed by all parties in counterparts in which event each shall be deemed an original, and all of which shall constitute one and the same agreement.

15.11	Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the State of California.

15.12	Acceptance of Offer
In the event this Agreement is executed only by Buyer or Seller, this Agreement shall be regarded only as an offer to purchase or sell, as applicable, and shall not obligate either Buyer or Seller until this offer is accepted by execution hereof by the other party (the “Second Party”) and delivered to the party that first executed this Agreement (the “First Party”). If the Second Party has not accepted this offer and delivered a fully executed copy of this Agreement to the First Party within five (5) business days after its submission by the First Party, this offer shall be of no force or effect.

15.13	Confidentiality
Buyer and Seller shall each maintain as confidential the terms of this Agreement (including the Purchase Price) and any and all material or information about the other, and, in the case of Buyer and its agents, employees, consultants and contractors, about the Property, and shall not disclose such terms or information to any third party, except, in the case of information about the Property, to Buyer’s lender or prospective lenders, equity investors or prospective equity investors, insurance and reinsurance firms, attorneys, and environmental assessment firms, as may be reasonably required for the consummation of the transaction contemplated hereunder and/or as required by law; provided that Buyer shall inform such parties as to the confidentiality of such materials and information and use all reasonable efforts to cause such parties to abide by the confidentiality provisions of this Agreement. To the extent permitted by applicable law, Buyer shall notify Seller, by facsimile, with a copy by regular mail, at least three (3) business days before Buyer or Buyer’s agents, employees or contractors make any disclosure that such party believes is required by law; provided that, if a court order of a court of law with appropriate jurisdiction requires disclosure within a period of less than three (3) business days, Buyer shall notify Seller by facsimile immediately upon receipt of such order, and no such advance notice shall be required for any disclosure pursuant to subparagraph (b) below. Further, Buyer agrees not to use or to allow to be used any such information for any purpose other than to determine whether to proceed with the contemplated purchase or to obtain a loan in connection therewith or to obtain insurance. This provision shall survive the Closing or any termination of this Agreement, provided that Buyer shall not be obligated to maintain as confidential any material about the Property after the Closing. However, after Closing, Buyer may make a public disclosures mentioning Seller or regarding the provisions of this Agreement (other than the financial terms thereof) or the transaction accomplished at Closing without the prior written consent of Seller. If the purchase and sale of the Property pursuant hereto does not close for any reason other than Seller’s default, upon Seller’s written request Buyer shall return to Seller (without representation or warranty of any kind) all third party agreements, documents, studies, reports and other materials pertaining to the Property (excluding only market and feasibility studies) and either delivered by Seller or Seller’s agents to Buyer pursuant hereto, or obtained by or on behalf of Buyer during Buyer’s investigation of the Property, provided that Buyer shall be permitted to retain copies of such materials to the extent required to comply with applicable law or Buyer’s internal record retention policies. Notwithstanding anything herein to the contrary:
(a)    Each party shall have the right to disclose information relating to the Property to its partners and their direct and indirect owners, and their respective officers, employees, directors and representatives, and the provisions of this Section 15.13 shall in no event apply to information which is or becomes generally available to the public other than as a result of disclosure by such party.
(b)    Nothing contained herein shall impair Buyer’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property to the extent required in connection with any filing (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding an interest (direct or indirect) in any permitted assignee of Buyer.
(c)    Once Buyer has delivered the Approval Notice to Seller and has paid the Additional Deposit to Escrow Holder, Buyer shall be permitted to disclose information relating to this Agreement or the Property to (i) any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Buyer or its permitted assignee, or (ii) any broker/dealers in the REIT’s broker/dealer network and any of the REIT’s investors.

(d)    Nothing herein shall impair the right of Seller or any party that owns a direct or indirect interest in Seller to disclose information relating to this Agreement as required by any regulatory or supervisory agency or authority with competent jurisdiction over Seller or such Party, including, but not limited to, the listing rules of The Stock Exchange of Hong Kong Limited.

15.14	Amendment
This Agreement may be amended or modified only by a written agreement subsequently executed by Buyer and Seller.

15.15	Waiver
No waiver of any provision or condition of this Agreement by any party shall be valid unless in writing signed by such party. No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:	KBS CAPITAL ADVISORS LLC,
a Delaware limited liability company

	By:	/s/ Brian Ragsdale
	Name:	Brian Ragsdale
	Title:	EVP

	Date signed:	April 27, 2016

SELLER:	PACIFIC EIH SACRAMENTO LLC,
a Delaware limited liability company

	By:	/s/ Lam Kin Kwok
	Name:	Lam Kin Kwok
	Title:	Authorized Person

	Date signed:	April 28, 2016

SCHEDULE 1.1
DESCRIPTION OF THE LAND
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SAN FRANCISCO, COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:
PARCEL 1:
BEGINNING AT THE POINT OF INTERSECTION OF THE EASTERLY LINE OF BATTERY STREET WITH THE NORTHERLY LINE OF HALLECK STREET; RUNNING THENCE NORTHERLY ALONG SAID LINE OF BATTERY STREET 81 FEET AND 8 INCHES; THENCE AT ARIGHT ANGLE EASTERLY 102 FEET AND 6 INCHES; THENCE AT A RIGHT ANGLE NORTHERLY 45 FEET AND 10 INCHES TO THE SOUTHERLY LINE OF SACRAMENTO STREET; THENCE EASTERLY ALONG SAID LINE OF SACRAMENTO STREET 35 FEET; THENCE AT A RIGHT ANGLE SOUTHERLY 127 FEET AND 6 INCHES TO THE NORTHERLY LINE OF HALLECK STREET; AND THENCE AT A RIGHT ANGLE WESTERLY ALONG SAID LINE OF HALLECK STREET 137 FEET AND 6 INCHES TO THE POINT OF BEGINNING.
BEING PART OF 50 VARA BLOCK NO. 23.
APN: LOT 014, BLOCK 0237
PARCEL 2:
BEGINNING AT THE POINT OF INTERSECTION OF THE SOUTHERLY LINE OF SACRAMENTO STREET AND THE EASTERLY LINE OF BATTERY STREET; RUNNING THENCE SOUTHERLY ALONG SAID LINE OF BATTERY STREET 45 FEET AND 10 INCHES; THENCE AT A RIGHT ANGLE EASTERLY 45 FEET AND 10 INCHES; THENCE AT A RIGHT ANGLE NORTHERLY 45 FEET AND 10 INCHES TO THE SOUTHERLY LINE OF SACRAMENTO STREET; THENCE AT A RIGHT ANGLE WESTERLY ALONG SAID LINE OF SACRAMENTO STREET 45 FEET AND 10 INCHES TO THE POINT OF BEGINNING.
BEING A PORTION OF 50 VARA BLOCK NO. 23.
APN: LOT 015, BLOCK 0237
PARCEL 3:
BEGINNING AT A POINT ON THE SOUTHERLY LINE OF SACRAMENTO STREET, DISTANT THEREON 45 FEET AND 10 INCHES EASTERLY FROM THE EASTERLY LINE OF BATTERY STREET; RUNNING THENCE EASTERLY AND ALONG SAID LINE OF SACRAMENTO STREET 56 FEET AND 8 INCHES; THENCE AT A RIGHT ANGLE SOUTHERLY 45 FEET AND 10 INCHES; THENCE AT A RIGHT ANGLE WESTERLY 56

Schedule 1.1, Page 1

FEET AND 8 INCHES; THENCE AT A RIGHT ANGLE NORTHERLY 45 FEET AND 10 INCHES TO THE POINT OF BEGINNING.
BEING A PART OF 50 VARA BLOCK NO. 23.
APN: LOT 016, BLOCK 0237

Schedule 1.1, Page 2

SCHEDULE 3.1(i)
3-14 AUDIT DOCUMENTS
General

•	Property operating statements for the most recent full calendar year (2015) and for the current year to date with break out in quarterly intervals.

•	Trial balances at the end of the most recent full calendar year (12/31/15) and as of the current date.

•	General ledger for the most recent full calendar year and for the current year to date (should include activity for entire year).

•	Property bank statements and reconciliations as of 12/31/15, 1/31/16 and 2/29/16
Revenues
Access to the following for all revenues for the most recent full calendar year and for the current year to date:

•	Lease agreements including any leases which have expired or were terminated in 2015

•	Rent rolls as of 12/31/14 and 12/31/15

•	Detailed tenant ledger for the latest full calendar year and current year

•	Access to billing invoices and tenant cash receipts for specific tenants (selections to be provided)
Supporting documents and schedules for other revenues (i.e., parking income), if applicable, for the most recent full calendar year and for the current year to date.
Expenses
Access to the following for all expenses for the most recent full calendar year and for the current year to date:

•	Invoices and check copies (selections to be provided)

•	Check registers

•	Agreements with Contractors (specific agreements to be requested)
Reimbursable Expenses

Access to the following for the most recent full calendar year and for the current year to date:

•	CAM calculation to support monthly billings.

•	Year-end CAM reconciliation.
Post-closing
Final operating statement, trial balance and general ledger for the current year from January 1 through the date of sale.

Schedule 3.1(i)

SCHEDULE 3.5
SCERTAIN MISCELLANEOUS AGREEMENTS

Vendor	Document Type	Dated	Comments
ABM Janitorial Services, Inc.	Service Contractor Agreement	February 24, 2009	Janitorial and Day Porter Services
Able Engineering Services	Service Contractor Agreement	October 3, 2005	Engineering Services
DFS Commercial, Inc.	Service Contractor Agreement	August 1, 2006	Interior Carpet Cleaning
Ricoh USA, Inc.	Image Management Plus Agreement	July 14, 2014	Copier Agreement
Otis Elevator Company	Service Contractor Agreement	February 26, 2009	Elevator Maintenance
Capitol Communications	Service Contractor Agreement	May 23, 2003	Riser Management
Professional Technical Security Services, Inc.	Service Contractor Agreement	February 27, 2006	Building Security Services
Stuart Dean Co., Inc.	Service Contractor Agreement	March 15, 2006	Lobby Marble Maintenance
Ambius	Service Contractor Agreement	April 27, 2012	Interior Plant Care
TriSignal Integration, Inc.	Service Contractor Agreement	May 1, 2015	Testing and Inspecting Services
Terminix/Rose Exterminator Company	Service Contractor Agreement	July 1, 1998	Pest Control Services
Megapath	Service Agreement	July 22, 2013	Conference Room WiFi
Huntsman	Architectural Services Agreement	November 10, 2006	Architectural Services

Schedule 3.5, Page 1

Vendor	Document Type	Dated	Comments
Garratt Callahan	Service Contractor Agreement	July 1, 2015	Water treatment analysis/program
Valley Power Systems	Service Contractor Agreement	January 14, 2016	Annual Testing of Diesel Generator and Fire Pump
ACCO Engineering Systems	Service Contractor Agreement	January 14, 2016	Annual Preventative Maintenance on HVAC System

Schedule 3.5, Page 2

SCHEDULE 4.3(g)
LIST OF LEASES

Suite No.	Tenant	Date of Lease	Amendments
280B	Sterling M. Enterprises dba Lee's Deli	May 6, 2011
290B	Patrick & Company	June 12, 1997	1st - Jan. 27, 1998 2nd - April 30, 2002 3rd - May 8, 2003 4th - June 11, 2004 5th - June 25, 2007
292B	Wells Fargo Bank, N.A.	January 17, 1984	1st - April 15, 1984 2nd - Oct. 12, 1993 3rd - June 25, 1999 4th - April 14, 2004 5th - June 17, 2008
383S	Drs. Hall & Szeto	April 6, 2000	1st - January 29, 2010
200	Landmark Education	May 28, 1993	1st - Jan. 20, 1998 2nd - March 12, 2003 3rd - Feb. 22, 2005 4th - July 28, 2005 5th - Sept. 19, 2007 6th - Sept. 7, 2012 7th - July 10, 2013
300	Medicines360, Inc. to be relocated here (See Suite 900)
360	Xerox Corp.	September 22, 2014
400	Telerep, Incorporated	May 12, 2000	1st - June 7, 2007 2nd - Nov. 3, 2011
420	Berry, Appleman & Leiden LLP	July 15, 1997	1st - Sept. 23, 1998 2nd - Dec. 6, 1999 3rd - Jan. 24, 2001 4th - May 1, 2003 5th - Dec. 19, 2003 6th - April 27, 2007 7th - April 3, 2009 8th - Sept. 20, 2010 9th - June 14, 2012 10th - Dec. 12, 2014
500	Harper Collins	November 29, 2000	1st - June 11, 2007 2nd - Dec. 14, 2012

Schedule 4.3(g), Page 1

Suite No.	Tenant	Date of Lease	Amendments
560	Software Management Consultants, Inc. (SMCI)	November 4, 2009	1st - July 12, 2013
600	Liberty Mutual	June 26, 2008	1st - June 13, 2013
700	Available Space
740	Imprint Capital	May 8, 2009	1st - March 28, 2011
800	Buck Consultants	October 24, 2012	1st - Sept. 2014
900	Medicines360, Inc.	August 29, 2011	1st - March 22, 2016
1000	Bay Area Council	January 21, 2013
1060	Building Conference Center
1120	Available Space
1140	Valinoti And Dito, LLP	December 22, 2011
1160	Pacific Eagle Holdings - Building Office
1200	Berry Appleman & Leiden LLP	See Suite 420
1300	Berry Appleman & Leiden LLP	See Suite 420
1360	Berry Appleman & Leiden LLP	See Suite 420
1400	Berry Appleman & Leiden LLP	See Suite 420
1500	Pentaho Corporation	March 5, 2013	1st - Aug. 21, 2015
1600	Carlson, Calladine & Peterson, LLP	March 5, 2004	1st - April 13, 2005 2nd - April 1, 2010 3rd - June 28, 2010
1700	Beecher Carlson Insurance	October 9, 2007	1st - May 9, 2012 2nd - Nov. 25, 2013
1740	Carlson, Calladine & Peterson, LLP	See Suite 1600
1788	Pacific Eagle Holdings Corporation	June 1, 2014
1800	Premier Staffing, Inc.	November 14, 2014
1900	Black & Veatch	April 1, 2013
2000	Levin Simes, LLP	September 6, 2011
2100	Hoffman Lewis (dba H/L Partners)	September 30, 2013

Schedule 4.3(g), Page 2

Suite No.	Tenant	Date of Lease	Amendments
2200	Available Space
2300	Ameriprise Holdings, Inc.	July 17, 2013
Roof	New Cingular Wireless PCS, LLC (AT&T)	June 2, 1986	1st - July 17, 1987 2nd - March 25, 1991 3rd - Feb. 11, 2002 4th - March 6, 2007 5th - April 15, 2008

Schedule 4.3(g), Page 3

SCHEDULE 5.3
CERTAIN LEASES UNDER WHICH SELLER WILL PAY LEASING COSTS

1.
Tenant Improvement Costs and leasing commissions payable pursuant to Lease amendment for the relocation of the premises leased by Medicines360, Inc. to Suite 300 of the Improvements, and extension of the term for five (5) additional years, commencing on October 1, 2016.

2.	Tenant Improvement Costs and leasing commissions payable pursuant to Carlson, Calladine & Peterson letter of intent for extension for Suites 1600, 1700, 1740, 1780B, 1780C.

Schedule 5.3, Page 1

EXHIBIT A
ESTOPPEL CERTIFICATE
The undersigned, ____________________, a _______________, is the Tenant of a portion of the real property commonly known as 353 Sacramento Street, San Francisco, California (the “Property”), and hereby certifies to PACIFIC EIH SACRAMENTO LLC, a Delaware limited liability company (“Landlord”), to ____________________, a _______________, or its assignee or nominee (“Buyer”), and to any lender (“Lender”) making a loan to Buyer to be secured, in whole or in part, by the Property, the following:
1.That there is presently in full force and effect a lease (as modified, assigned, supplemented and/or amended as set forth in Paragraph 2 below, the “Lease”) dated as of __________, 20___ between the undersigned and ____________________, covering approximately _____ square feet of the Property (the “Leased Premises”).
2.    That the Lease has not been modified, assigned, supplemented or amended except as set forth on Schedule 1 attached hereto. [Note: Schedule 1 to be attached with a listing of all Leases amendments or to state “None”]
3.    That the Lease represents the entire agreement between Landlord and the undersigned with respect to the Leased Premises.
4.    That the commencement date under the Lease was __________, _____, the termination date of said Lease is __________, 20___.
5.    That the present minimum monthly rent which the undersigned is paying under the Lease is $__________. Tenant has not made any payment of any rent more than thirty (30) days before the date the same is due.
6.    The undersigned’s pro rata share of the entire property in which the Premises are located, for purposes of allocating operating expenses and real estate taxes is ____%. The undersigned is obligated to pay its pro rata share of (choose one/strike others):
Increases over base year 20___.
Increases over a stipulated amount per square foot: $____/sf.
All operating expenses and real estate taxes (net lease).

7.    That the security deposit held by Landlord under the terms of the Lease is $__________ and Landlord holds no other deposit from Tenant for security or otherwise.
8.    That the undersigned has accepted possession of the Premises and that, to the best of the undersigned’s knowledge, any improvements required to be made by Landlord to the Premises by the terms of the Lease have been completed to the satisfaction of the undersigned.
9.    That, to the best of the undersigned’s knowledge, the undersigned, as of the date set forth below, has no right or claim of deduction, charge, lien or offset against Landlord under the

A-1

Lease or otherwise against the rents or other charges due or to become due pursuant to the terms of said Lease.
10.    That, to the best of the undersigned’s knowledge, Landlord is not in default or breach of the Lease, nor has Landlord committed an act or failed to act in such a manner, which, with the passage of time or notice or both, would result in a default or breach of the Lease by Landlord.
11.    That, to the best of the undersigned’s knowledge, the undersigned is not in default or in breach of the Lease, nor has the undersigned committed an act or failed to act in such a manner which, with the passage of time or notice or both, would result in a default or breach of the Lease by the undersigned.
12.    The undersigned does not have any rights or options to purchase any portion of the real property upon which the Leased Premises are situated.
13.    The undersigned hereby acknowledges that Buyer, or its nominee, intends to purchase the Property, that Landlord will assign its interest in the Lease to Buyer, or its nominee, in connection with such purchase, and that Buyer, or its nominee, and its lender is relying upon the representations contained herein in making such purchase.
14.    That the undersigned is not the subject of any pending bankruptcy, insolvency, debtor’s relief, reorganization, receivership, or similar proceedings, nor the subject of a ruling with respect to any of the foregoing.
This Certificate shall be binding upon and inure to the benefit of the undersigned, Landlord, Buyer and Lender and their respective successors and assigns.
Dated: ____________, 2016

,
a

By:
Name:
Title:

A-2

EXHIBIT B

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: Attention: MAIL TAX STATEMENTS TO:
(Space above this line for Recorder’s use)
The undersigned Grantor declares:

Documentary transfer tax is $_________________________
☒    Computed on full value of the interest or property conveyed, or
☐    Computed on full value less value of liens or encumbrances remaining at time of sale
☐    Unincorporated Area         ☒    City of San Francisco
Parcel No.: ________________________________

GRANT DEED
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, PACIFIC EIH SACRAMENTO LLC, a Delaware limited liability company, hereby grants to ____________________, a _______________, the real property located in the City and County of San Francisco, State of California, described on Exhibit A attached hereto and made a part hereof.
This Deed is made and accepted subject to the matters listed on Exhibit B attached hereto and made a part hereof.
Executed as of this _____ day of __________, 2016.

GRANTOR:		PACIFIC EIH SACRAMENTO LLC,
a Delaware limited liability company

By:
Name:
Title:

[Attach acknowledgment]

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EXHIBIT C
BILL OF SALE
PACIFIC EIH SACRAMENTO LLC, a Delaware limited liability company (“Grantor”), for good and valuable consideration to Grantor in hand paid by ____________________, a _______________ (“Grantee”), the receipt and sufficiency of which is hereby acknowledged, does hereby sell and deliver to Grantee all of Grantor’s right, title and interest, if any, in and to the following:
All tangible personal property located on or used exclusively in connection with those certain premises known as 353 Sacramento Street, San Francisco, California and described on Exhibit A attached hereto (the “Premises”), including, but not limited to, furniture, fixtures, and equipment (the “Personal Property”).
The Personal Property is in a used condition, and Grantor is neither a manufacturer, nor distributor of, nor dealer nor merchant in, said Personal Property. Grantor makes no representations, express or implied, as to the condition or state of repair of the Personal Property, including warranties of fitness or merchantability, it being expressly understood that the Personal Property is being sold to Grantee in its present “AS IS, WHERE IS” condition and with all faults. By acceptance of delivery of the Personal Property, Grantee affirms that it has not relied on Grantor’s skill or judgment to select or furnish said Personal Property for any particular purpose, and that Grantor makes no warranty that said Personal Property is fit for any particular purpose and that there are no representations or warranties, express, implied or statutory, except that Grantor represents and warrants that Grantor has not previously sold or conveyed said Personal Property.
IN WITNESS WHEREOF, Grantor has executed this Bill of Sale as of the _____ day of __________, 2016.

GRANTOR:		PACIFIC EIH SACRAMENTO LLC,
a Delaware limited liability company

By:
Name:
Title:

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EXHIBIT D
ASSIGNMENT AND ASSUMPTION OF LEASES
THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made as of this _____ day of __________, 2016, by PACIFIC EIH SACRAMENTO LLC, a Delaware limited liability company (“Assignor”), and ____________________, a _______________ (“Assignee”).
RECITALS:
A.Assignor and Assignee entered into that certain Purchase and Sale Agreement dated __________, 20___ (the “Agreement”), pursuant to which Assignor has agreed to sell to Assignee that certain office building commonly known as 353 Sacramento Street, San Francisco, California, and situated on the land legally described in Exhibit A attached hereto (the “Premises”).
B.    Assignor or its predecessor-in-interest has previously entered into those certain leases with the tenants listed on Schedule 1 attached hereto and made a part hereof (the “Leases”).
C.    Assignor presently holds security deposits from the tenants under the Leases in the amounts set forth in Schedule 2 attached hereto and made a part hereof (the “Security Deposits”).
D.    Assignor and Assignee are delivering this Assignment pursuant to the terms of the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:
1.Effective on the date of the conveyance of the Premises by Assignor to Assignee (the “Conveyance Date”), Assignor hereby transfers, assigns and sets over unto Assignee (i) the Leases, and (ii) the Security Deposits.
2.    Assignee does hereby accept the foregoing assignment of Leases, and does hereby assume as of the Conveyance Date and become responsible for and agree to perform, discharge, fulfill and observe all of the obligations, covenants and conditions of the landlord with respect to the Leases which are to be performed on and after the Conveyance Date with the same force and effect as if Assignee were the original landlord thereunder.
3.    The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
4.    In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation including, without limitation, reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by

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either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.
5.    This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall be deemed one document. Assignor and Assignee agree that the delivery of an executed copy of this Assignment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Assignment had been delivered.
IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the day and year first above written.

GRANTOR:	PACIFIC EIH SACRAMENTO LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:
a ,

By:
a
its

By:
Name:
Title:

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EXHIBIT E
ASSIGNMENT AND ASSUMPTION OF MISCELLANEOUS AGREEMENTS
THIS ASSIGNMENT AND ASSUMPTION OF MISCELLANEOUS AGREEMENTS (this “Assignment”) is made this _____ day of __________, 2016, by PACIFIC EIH SACRAMENTO LLC, a Delaware limited liability company (“Assignor”), and ____________________, a _______________ (“Assignee”).
R E C I T A L S :
A.Assignor and Assignee entered into that certain Purchase and Sale Agreement dated __________, 2016 (the “Agreement”), pursuant to which Assignor has agreed to sell to Assignee that certain office building commonly known as 353 Sacramento Street, San Francisco, California, and legally described on Exhibit A attached hereto (the “Premises”).
B.    Assignor or its predecessor-in-interest has previously entered into those certain contracts with respect to the Premises, as more particularly described in Schedule 1 attached hereto and made a part hereof (the “Miscellaneous Agreements”).
C.    Assignor and Assignee are delivering this Assignment pursuant to the terms of the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:
1.Effective on the date of the conveyance of the Premises by Assignor to Assignee (the “Conveyance Date”), Assignor hereby transfers, assigns and sets over unto Assignee all of its right, title and interest, if any, in and to the Miscellaneous Agreements.
2.    Assignee does hereby accept the foregoing assignment of Miscellaneous Agreements and does hereby assume as of the Conveyance Date and become responsible for and agree to perform, discharge, fulfill and observe all of the obligations, covenants and conditions of Assignor with respect to the Miscellaneous Agreements which are to be performed on and after the Conveyance Date (and before the Conveyance Date to the extent so provided in Section 5.1 or, 5.2 or 5.3 of the Agreement) with the same force and effect as if Assignee were party to the original Miscellaneous Agreements.
3.    The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
4.    In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation including, without limitation, reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by

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either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.
5.    This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall be deemed one document. Assignor and Assignee agree that the delivery of an executed copy of this Assignment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Assignment had been delivered.
IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the day and year first above written.

GRANTOR:	PACIFIC EIH SACRAMENTO LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:
a ,

By:
a
its

By:
Name:
Title:

E-2

EXHIBIT F
ASSIGNMENT AND ASSUMPTION OF
PERMITS, INTANGIBLE PROPERTY AND WARRANTIES
THIS ASSIGNMENT AND ASSUMPTION OF PERMITS, INTANGIBLE PROPERTY AND WARRANTIES (this “Assignment”) is made as of this _____ day of __________, 2016, by and between PACIFIC EIH SACRAMENTO LLC, a Delaware limited liability company (“Assignor”), and ____________________, a _______________ (“Assignee”).
R E C I T A L S :
A.Assignor and Assignee entered into that certain Purchase and Sale Agreement dated __________, 2016 (the “Agreement”), pursuant to which Assignor has agreed to sell to Assignee that certain office building commonly known as 353 Sacramento Street, San Francisco, California, and situated on the land legally described in Exhibit A attached hereto (the “Premises”).
B.    Assignor and Assignee are delivering this Assignment pursuant to the terms of the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:
1.Effective on the date of the conveyance of the Premises by Assignor to Assignee (the “Conveyance Date”), Assignor hereby transfers, assigns and sets over unto Assignee, without warranty as to transferability or as to Assignee’s rights to use the same, all of Assignor’s right, title and interest, if any, in and to:
(a)    all assignable permits and licenses to extent the same pertain to the Premises (collectively, the “Permits”);
(b)    all assignable trademarks and trade names, if any, and other intangible property used exclusively in connection with the occupancy and operation of the Premises (the “Intangible Property”); and
(c)    all assignable warranties of any contractor, manufacturer or materialman which relate to the Improvements or the Personal Property (as such terms are defined in the Agreement) (the “Warranties”).
2.    Assignee hereby accepts the foregoing assignment of the Permits, Intangible Property, and Warranties. Assignee does hereby assume and become responsible for and agree to perform, discharge, fulfill and observe all of the obligations, covenants and conditions of Assignor with respect to the Permits, whether performance is required on, after or before the Conveyance Date, and Assignor shall have no obligation or liability to Assignee for the performance, discharge, fulfillment or observation of the same, whether required on, after or before the Conveyance Date.

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3.    The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
4.    In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation including, without limitation, reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.
5.    This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall be deemed one document. Assignor and Assignee agree that the delivery of an executed copy of this Assignment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Assignment had been delivered.
IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the day and year first above written.

GRANTOR:	PACIFIC EIH SACRAMENTO LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:
a ,

By:
a
its

By:
Name:
Title:

F-2

EXHIBIT G
SELLER’S CLOSING CERTIFICATION
Pursuant to Section 4.5 of that certain Purchase and Sale Agreement (the “Agreement”) dated as of __________, 2016, between PACIFIC EIH SACRAMENTO LLC, a Delaware limited liability company (“Seller”), and ____________________, a _______________ (“Buyer”), Seller hereby certifies to Buyer that all representations and warranties of Seller contained in Section 4.3 of the Agreement are true, correct and complete as of the date hereof.
Dated as of __________, 2016.

SELLER:	PACIFIC EIH SACRAMENTO LLC,
a Delaware limited liability company

By:
Name:
Title:

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EXHIBIT H
FIRPTA AFFIDAVIT
CERTIFICATE OF TRANSFEROR OTHER
THAN AN INDIVIDUAL
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform ____________________, a _______________ (“Transferee”), the transferee of certain real property located in the City and County of San Francisco, State of California, commonly known as 353 Sacramento Street, that withholding of tax is not required upon the disposition of such U.S. real property interest by PACIFIC EIH SACRAMENTO LLC, a Delaware limited liability company, of which PACIFIC EAGLE (US) REAL ESTATE FUND, L.P., a Delaware limited partnership (“Transferor”), is the sole member, the undersigned hereby certifies the following on behalf of Transferor:
1.Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor is not a disregarded entity as defined in Income Tax Regulations §1.1445‑2(b)(2)(iii);
3.    Transferor’s U.S. employer identification number is __________; and
4.    Transferor’s office address is c/o Pacific Eagle Holdings Corporation, 353 Sacramento Street, Suite 1788, San Francisco, California 94111.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

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Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.
Dated as of __________, 2016.

TRANSFEROR:	PACIFIC EAGLE (US) REAL ESTATE FUND, L.P.,
a Delaware limited liability company

	By:	Pacific Eagle China Orient (US) Real Estate GP, LLC,
a Delaware limited liability company,
its General Partner

By:
Name:
Title:

NOTICE TO TRANSFEREE (BUYER): You are required by law to retain this Certificate until the end of the fifth tax year following the tax year in which the transfer takes place and make the Certificate available to the Internal Revenue Service if requested to do so during that period.

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EXHIBIT I
OWNER’S STATEMENT
ALTA EXTENDED COVERAGE OWNER'S STATEMENT

Escrow No. 160360276
Title Order No. FWPN- TO16000355-JM

The undersigned, PACIFIC EIH SACRAMENTO LLC, intending to be legally bound, does hereby certify as follows:

1.	The undersigned has reviewed Report No. FWPN-TO16000355-JM dated March 18, 2016 at 07:30 AM [to be updated, if applicable].

2.
That there are no leases or agreements (recorded or unrecorded) affecting the Property, or other parties in possession, except as shown on the attached Exhibit A. As to those items set forth on Exhibit A, there are no options to purchase or rights of first refusal to purchase contained in the respective leases and/or agreements other than specifically indicated on Exhibit A.

(Exhibit A attached    __X__ Yes    _____No)

3.
That the undersigned knows of no unrecorded claims against the property, nor any set of facts by reason of which title to the property might be disputed or questioned, and has been in peaceable and undisputed possession of the premises since title was acquired.

4.
That there has not been any construction, repairs, alterations or improvements made, ordered or contracted to be made on or to the premises, nor materials ordered therefor within the last six months which has not been paid for; nor are there any fixtures attached to the premises which have not been paid for in full; that there are no outstanding or disputed claims for any such work or item; and that there have not been any improvements erected upon the property during the current year subject to any taxes for the current year which may hereafter be assessed or levied by virtue of new construction completed or partially completed during the current year except as shown on attached Exhibit B.

(Exhibit B attached    _____ Yes    _____ No)

5.
That to the best of the knowledge of the undersigned there has been no violation of any covenants, conditions or restrictions of record affecting the premises and that there are no disputes with any adjoining property owners as to the location of property lines, or the encroachment of any improvements, except as may be shown on the survey previously delivered to Chicago Title Insurance Company.

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This statement is made for the purpose of aiding Chicago Title Insurance Company in determining the insurability of title to the property, and to induce said Company to issue its policies of title insurance and the undersigned avers the foregoing statements are true and correct to the best of its knowledge and belief.
I understand that the Title Insurance Company is relying on the representations contained herein in insuring same, and would not insure same, unless said representations were made.

EXECUTED this ______ day of __________, 2016.

PACIFIC EIH SACRAMENTO LLC,
a Delaware limited liability company

By:
Name:
Title:

Address:    Pacific EIH Sacramento LLC
        c/o Pacific Eagle Holdings Corporation
353 Sacramento Street, Suite 1788
San Francisco, California 94111

Phone:        (415) 780-7300

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EXHIBIT J
LETTER TO TENANTS
__________, 2016

Re:	Sale of 353 Sacramento Street, San Francisco, California
Dear Tenant:
Please be advised that as of [Closing Date], PACIFIC EIH SACRAMENTO LLC, a Delaware limited liability company (“Seller”), the owner of the office building commonly known as 353 Sacramento Street, San Francisco, California, has sold its interest therein to ____________________, a _______________ (“Buyer”).
Buyer has assumed all of the obligations of the landlord under your lease from this day forward, including any obligation to return your security deposit in accordance with the provisions of your lease.
Unless and until you are otherwise notified in writing by Buyer, the address of Buyer for all purposes under your Lease (including the payment of rent and the giving of any notices provided for in your Lease) is attached hereto as Schedule 1.
Your security deposit, if any, under the Lease has been transferred to Buyer.

SELLER:	PACIFIC EIH SACRAMENTO LLC,
a Delaware limited liability company

By:
Name:
Title:

BUYER:
a ,

By:
a
its

By:
Name:
Title:

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SCHEDULE 1
BUYER’S NOTICE

For All Notices:

Attention:
Telephone:
Telecopy:

With a copy to:
c/o [Property Manager]

	Attention:	Property Manger
Telephone:
Telecopy:

Payment Address:

Attention:
Telephone:
Telecopy:

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EXHIBIT K
NOTICE TO VENDORS
__________, 2016

Re:	Sale of 353 Sacramento Street, San Francisco, California (the “Premises”)
Dear Vendor:
Please be advised that the Premises have this day been conveyed and your service contract has been assigned from PACIFIC EIH SACRAMENTO LLC, a Delaware limited liability company (“Prior Owner”), to ____________________, a _______________ (“New Owner”).
Until further notice, all correspondence, notices and invoices shall be directed to the New Owner at the following address:

PRIOR OWNER:	PACIFIC EIH SACRAMENTO LLC,
a Delaware limited liability company

By:
Name:
Title:

NEW OWNER:
a ,

By:
a
its

By:
Name:
Title:

K-1

EXHIBIT L
BUYER’S CLOSING CERTIFICATION
Pursuant to Section 4.7 of that certain Purchase and Sale Agreement (the “Agreement”) dated as of __________, 2016, between PACIFIC EIH SACRAMENTO LLC, a Delaware limited liability company (“Seller”), and ____________________, a _______________ (“Buyer”), Buyer hereby certifies to Seller that all representations and warranties of Buyer contained in Section 4.6 of the Agreement are true, correct and complete as of the date hereof.
Dated: __________, 2016.

BUYER:
	a	,

By:
a
its

By:
Name:
Title:

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